Exhibit 10.47

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”), is effective as of February 1, 2002 (the “Effective Date”) and is made by and between TRX Data Services, Inc. (“Provider”) having a place of business at 8405 Greensboro Drive, Suite 140, McLean, Virginia 22102 and Citibank, N.A., on behalf of its e-Business unit (“Citi”), having a place of business at 111 Wall Street, New York, NY, 10043.

Preliminary Statements:

A.	Provider wishes to provide certain professional services and deliverables (the “Services” and the “Deliverables”) as set forth in work orders executed pursuant to this Agreement; and

B.	Citi wishes to procure the Services and Deliverables from Provider for the benefit of its e-Business unit, for good and valuable consideration, as more fully described herein.

Citi and Provider therefore agree as follows:

1.	SCOPE OF WORK:

Chi agrees to retain Provider on a non-exclusive basis, to provide Services and/or Deliverables for itself or for its Affiliates, relating to a specific project and/or assignment (collectively, the “Project”). The description and details of the Services will be set forth in individual work orders (“Work Orders”) and such Work Orders will be signed by both parties and contain the following items:

A.	A prefatory statement including the following reference: “This Work Order is issued pursuant to the Master Services Agreement, effective February 1, 2002 (the “Agreement”) made by and between TRX Data Services Inc. (“Provider”) and Citibank N.A. (“Citi”) which is incorporated herein by reference. Any term not otherwise defined in this Work Order shall have the same meaning ascribed to it in die Agreement. The parties hereby agree as follows:”

B.	Description and/or specifications of the Services to be performed for, and the Deliverables to be delivered to, Citi.

C.	The name and address of a Project Manager for each of Provider and Citi.

D.	The amount, schedule, and method of payment.

E.	The time schedule for performance of the Services and for delivery of the Deliverables.

F.	Completion and/or acceptance criteria for the Services and/or Deliverables.

Each such Work Order shall constitute a separate agreement between Provider and Citi, or its Affiliate, except for any provisions herein which are specifically excluded or modified in such Work Order, shall incorporate therein all of the terms and conditions of this Agreement. With regard to the Services, if any terms and conditions of a Work Order conflict with any provisions set forth in this Agreement, the terms and conditions of the applicable Work Order shall take precedence. “Affiliate” shall mean any company, existing now or in the future, owning or owned by, either directly or indirectly, or controlling, controlled by or under common control with Citi.

2.	TERM/TERMINATION:

A.

This Agreement shall commence on the Effective Date, and shall continue in effect unless and until terminated in accordance with the terms hereof. In the event this Agreement is terminated prior to all

Services being completed under any Work Order(s), the terms of this Agreement will continue to apply with respect to such on-going Work Order(s) only until the completion thereof.

B.	Citi shall have the right to terminate this Agreement and/or any Work Order(s) in whole or in part at any time upon ninety (90) days notice specifying the extent to which the Agreement and/or any Work Order(s) is (are) terminated. If terminated pursuant to this provision, Citi agrees to pay Provider for all costs incurred by Provider up to the effective date of termination at the agreed upon rates and expenses and limits set forth herein and in the applicable Work Order.

C.	In the event of any material breach of, or material misrepresentation relating to, any Work Order by either party, the other party may terminate said Work Order by giving thirty (30) days’ prior written notice thereof and/or pursue any other remedies and rights at law or in equity; provided, however, that such Work Order will not terminate at the end of said thirty (30) day notice period if the party in breach has cured the misrepresentation or breach of which it has been notified prior to the expiration of said thirty (30) days.

D.	Upon completion of any Project or upon any termination of this Agreement, Provider agrees that its employees, subcontractors and agents shall turn over to Citi the Work Product and Citi Confidential Information, as hereinafter defined, in their then current condition and shall return to Citi all documents, data and materials and copies thereof supplied to Provider in connection with this Agreement, provided, however, Provider may retain copies of such documents as it deems necessary to verify the nature and extent of the Services provided by it hereunder, and provided further that any such retained documents will remain subject to the confidentiality and non-disclosure provisions of this Agreement.

3.	PAYMENT FOR SERVICES:

A.	Citi agrees to compensate Provider in accordance with the fee schedule set forth in the applicable Work Order. Provider agrees to submit to the Project Manager itemized invoices in the format set forth in Exhibit III, or in a format as may be agreed to by the parties and set forth herein, for the Services rendered during the term of this Agreement and said invoices shall be payable within * .

B.	Citi may, upon notice to Provider, withhold payments for work which is not accepted pursuant to acceptance criteria agreed to in writing by the parties, if any, which may be specified in the applicable Work Order and/or reasonably question any item(s) reflected on Provider’s invoice. Pending the settlement or resolution of the issue(s), the non-payment of these items shall not constitute a default of this Agreement. Citi shall pay all amounts due that are not in dispute.

C.	It is acknowledged that a Work Order may set forth a maximum dollar amount billable under such Work Order (“Maximum Dollar Amount”) (also referred to herein as the “Grand Total”). In such event, Citi shall not be liable for any charges and/or expenses under any such Work Order in excess of the Maximum Dollar Amount specified on such Work Order. In the event that Provider determines in good faith that its charges and expenses are likely to exceed the Maximum Dollar Amount by ten (10%) percent, Provider shall promptly notify Citi of such fact, in writing, and if Citi agrees, at its discretion, a new Maximum Dollar Amount shall be applicable to such Work Order. In the event the Citi and Provider cannot reach agreement on the new Maximum Dollar Amount the parties shall escalate the matter internally for resolution in accordance with Section 18 of this Agreement.

D.

Provider shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting principles, to substantiate Provider’s charges and expenses hereunder and any other documentation relating to the performance of all work subject to this Agreement. Provider shall retain such records for a period of two (2) years from the date of final

* CONFIDENTIAL TREATMENT REQUESTED

payment under any Work Order. Citi shall have access to the records described in this Section for purposes of audit to the extent necessary to adequately evaluate claims submitted by Provider, required by governmental authorities or desirable for any other valid business purpose during normal business hours, during the period in which Provider is required by the terms of this Section to maintain such records. Any audits performed will be at Citi’s sole cost and expense.

4.	TRAVEL/REIMBURSABLE EXPENSES:

All travel by Provider must be necessary and cost effective and authorized in advance by the Project Manager, in accordance with Citi’s expense guidelines.

The Provider must make all arrangements for air travel and hotel accommodations through die Approved Travel Agency, which will book all travel arrangements in compliance with the Global Expense Management Program and Citigroup Expense Management Policy (e.g., Citi will not reimburse the costs of first-class air travel). Notwithstanding the foregoing, Providers must make their own arrangements for rental cars and are prohibited from using the Approved Travel Agency for this purpose.

    *    .

It is expected that all expenses associated with ground transportation (e.g., taxi cabs) and meals incurred by the Provider, while conducting activities on behalf of Citi, will be at reasonable rates and that the Provider will exercise prudence in incurring such expenses.

To the extent possible, all disbursements should be paid by the Provider using a Citibank Visa card, Citibank Mastercard or Diners Club charge card.

Citi will reimburse Provider’s approved business expenses at cost Request for reimbursement of expenses in excess of $25.00 (for any given expense) will require submittal of acceptable substantiating documentation for each such expense.

Disbursements will be reimbursed at the cost paid by the Provider, without mark-up; however, the following disbursements will not be reimbursed;

(i)	Secretarial or word processing services;

(ii)	Photocopy expenses at more than 5 cents per page. Photocopy costs in excess of $1,000 for a single job must be authorized in advance by the Project Manager;

(iii)	Any other charges incurred by the Provider’s support staff, such as meals, filing or proofreading, regardless of when incurred,

(iv)	Any other overhead items (e.g., office supplies, furniture, conference room space, heating/air conditioning, etc); and

(v)	Local telephone or fax expenses.

5.	PROJECT PERSONNEL/INDEPENDENT CONTRACTOR:

A.

Provider hereby declares and agrees that it is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of Citi; that Provider does not have the authority to act for Citi or to bind Citi in any respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of Citi; that the persons performing Services hereunder are not agents or employees of Citi; that Provider has and hereby

* CONFIDENTIAL TREATMENT REQUESTED

retains the right to exercise full control of and supervision over the performance of Provider’s obligations hereunder and full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations; that Provider will be solely responsible for all matters relating to payment of such employees, including compliance with workers’ compensation, unemployment, disability insurance, social security withholding, and all other federal, state and local laws, rules and regulations governing such matters; and that Provider will be responsible for Provider’s own acts and those of Provider’s agents, employees and subcontractors during the performance of Provider’s obligations under this Agreement Provider and its employees are not entitled to unemployment insurance benefits as a result of performing under this Agreement. In the event Citi is adjudicated to be a partner, joint venturer, co-principal, or co-employer of Provider and/or any person provided by Provider or any Subcontractor thereof, Provider shall indemnify and hold harmless Citi from and against any and all claims for loss, liability or damages including but not limited to, premiums, contributions, or taxes payable under any workers compensation, unemployment compensation, disability benefit, old age benefit or tax withholding laws for which Citi shall be finally adjudged liable as an employer with respect to any employees of Provider.

B.	Provider warrants all personnel assigned to perform any of its obligations hereunder shall be employees of Provider or Provider’s sub-contractor, shall be fully qualified to perform the tasks assigned them, shall be in compliance with all immigration laws, and shall be legally qualified to work and receive compensation in the country in which they are employed.

C.	The parties recognize the continuity of the Project Manager during the performance of the Work Order is critical to the successful completion of the Work Order. Provider shall use its best efforts to ensure the continuity of the Project Manager. In the event, Provider must reassign or replace the Project Manager, it shall advise Citi of such reassignment or replacement Any new Project Manager shall be fully qualified to perform the tasks of the Project Manager. Upon written notice to Provider, Citi shall be entitled to request that Provider replace any key Project Personnel. If the parties cannot reach agreement on any such request, they shall attempt to resolve their disagreement pursuant to Section 18 hereof. Where agreed to in a particular Work Order, Citi may exercise its sole discretion as to the acceptance of any identified Key Project Personnel.

D.	Citi shall assign the Citi employee specified in the applicable Work Order to manage and/or coordinate the Project (the “Project Manager”). The Project Manager shall be responsible to monitor Provider’s progress and for the review and approval of out-of-pocket expenses and invoice documentation. Unless otherwise agreed upon, Provider shall meet with the Project Manager as frequently as determined by the parties to discuss and review the progress of the Project and to report on and deliver work completed during the preceding two weeks.

6.	PROPRIETARY RIGHTS:

A.	Definitions. (i) “Citibank Common Format” shall mean Citi’s proprietary common data format’ which is also Citi Technology (as defined herein), (ii) “Data” shall mean all information, whether or not Confidential Information, stored in or processed by software or systems by or on behalf of Citi or any customers or vendors of Citi, and any information derived therefrom including Data stored or processed by Providers system; (iii) “Technology” of either party shall mean all code, screens, specifications, designs, works, plans, drawings, data, prototypes, discoveries, algorithms, inventions, formulae, research, developments, methods, processes, procedures, improvements, “know-how”, compilations, patents, copyrights, mask works, trade secrets, and other Intellectual Property Rights and technical information and materials, in oral, demonstrative, written, graphic or machine-readable from, and either owned as of the Effective Date or developed thereafter by a party or its Affiliates or by third parties for a party or its Affiliates. Technology does not include any element, segment or component of the other party’s Technology.

B.	Citi’s Ownership Rights. (i) Citi shall retain all right, title to and ownership of any and all Citi Technology, including any and all enhancements and modifications thereto and derivative works thereof, and any inventions, improvements, processes, and designs whether patentable or not, as related to Citi Technology, developed or discovered during the term of a Work Order, (ii) Citi shall retain all right, title to and ownership of any and all Data. The Data shall be treated as Confidential Information; (iii) Citi shall retain all right, title to and ownership of its Citibank Common Format including any an all enhancements and modifications thereto and derivative works thereof;

C.	Assignment of Rights to Data. Provider hereby irrevocably grants, assigns and transfers to Citi all rights, title and interest of any kind, in and to the Data produced hereunder. Provider shall be entitled to make absolutely no use of the Data, except as may be expressly permitted in this Agreement or otherwise agreed to by the parties in writing. The foregoing assignments shall include, among other things, existing or prospective patent rights and copyrights in the United States and all foreign countries.

D.	Provider’s Ownership Rights. (i) Provider shall retain all right, title to and ownership of any and all Provider Technology, including any and all enhancements and modifications thereto and derivative works thereof (ii) Provider shall retain all right, title, and ownership of any discoveries, inventions, improvements, processes, designs, drawings, calculations, formulae, or photographs, whether patentable or not, as related to Provider’s Technology, developed or discovered in the course of or by reason of the performance of the Services pursuant to this Agreement

E.	The parties may modify their respective proprietary rights in Technology in any Work Order, in which case the terms of the Work Order shall control.

7.	WARRANTY/ INDEMNIFICATION:

A.	Provider warrants and agrees that Services performed and any Deliverables provided shall be free from material defects in performance or material, shall conform strictly to the requirements of this Agreement, and shall be fit and sufficient for the purposes expressed in, or reasonably to be inferred from this Agreement and the applicable Work Order. Provider agrees to perform Services with promptness, care, skill and diligence, in accordance with the applicable professional and industry standards currently recognized by Provider’s profession and industry, and shall be responsible for the quality, technical accuracy, completeness, and coordination of all reports, information, specifications, and other items and Services furnished under a Work Order. Provider shall, at no expense to Citi, correct any failure to fulfill the above warranty which may appear within a reasonable time of performance of Services. Project specific remedies shall be as set forth in the applicable Work Order(s). The Work Order may set forth additional warranties.

B.	Date Warranty. Provider represents and warrants that (i) the Deliverables will properly and accurately record, store, process, print, manage and present all calendar dates and data involving or based on calendar dates including leap year recognition without error; (ii) the Deliverables will not suffer any degradation in functionality with respect to the introduction or processing of records containing any date-related information and that the Deliverables will property operate in connection with other software used by Citi which interacts with the Deliverables, including without limitation, other software which delivers records to, or receives records from, the Deliverables; (iii) the Deliverables have been tested for such performance and Provider will provide Citi with such data regarding such testing to support Citi’s verification of such performance and compliance with the foregoing representations and warranties; (iv) Citi shall have the right to conduct such testing as Citi reasonably deems necessary to ensure that the Deliverables comply with the foregoing representations and warranties; and (v) the foregoing functionality, and Provider’s obligations in connection therewith, shall be provided at no additional cost.

C.	Anti-Virus. Provider warrants that it will not place in the Deliverables any programs, routine, device or other undisclosed feature, including, without limitation, a time bomb, “time-out” feature, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap door, which is designed to delete, disable, deactivate, interfere with or otherwise harm the Deliverables or Citi hardware, data or other programs, or which is intended to provide unauthorized access or produce unauthorized modifications (collectively, “disabling procedures”). Such warranty is intended to apply regardless of whether such disabling procedures are authorized by Provider to be included in such Deliverables. If, subject to this Section, Provider incorporates into any Deliverables any programs, routines or other preexisting work supplied by a third party, Provider shall obtain comparable warranties from such providers and Provider shall use commercially reasonable standards to ensure that such programs or routines are free of disabling procedures. Provider warrants that it will use commercially reasonable anti-virus detection software designed to verify that no Services or Deliverables delivered hereunder shall contain any “viruses” or “worms. Notwithstanding any other limitations in this Agreement, Provider agrees to notify Citi immediately upon discovery of any disabling procedures which are or may be included in any Deliverables. If disabling procedures are discovered or reasonably suspected to be present in any Deliverables, Provider agrees to take action immediately, at its own expense, to identify and eradicate (or to equip Citi to identify and eradicate) such disabling procedures and carry out any recovery necessary to remedy any impact of such disabling procedures.

D.	Provider hereby represents and warrants that the Deliverables and/or Services provided hereunder, or the use of any of the foregoing do not infringe any patent, copyright, trademark or any other third party intellectual properly right or misappropriate any right of confidentiality or trade secret of any third party.

E.	Provider agrees to defend, indemnify and hold harmless Citi from and against any claims, suits, actions, or proceedings, costs, liabilities, expenses, losses, or damages (including reasonable attorneys fees) arising from a claim that the Deliverables, and/or the Services provided hereunder or Citi’s use of Provider Technology, the Deliverables and/or Services or the manufacture, reproduction, modification, distribution, sale, display, or performance of such Deliverables, and/or Services infringes a patent, copyright, trade secret, trademark or other third party intellectual property right or right of confidentiality of any third party.

Citi agrees to defend, indemnify and hold harmless Provider from and against any claims, suits, actions, or proceedings, costs, liabilities, expenses, losses or damages (including reasonable attorney’s fees) arising from a claim that the Citi Technology, or Provider’s use thereof in accordance with the terms of this Agreement infringes a patent, copyright, trade secret, trademark or other third party intellectual property right or right of confidentiality of any third party.

(i)	An indemnified party shall promptly notify the other party in writing of the claim, shall provide full cooperation in the defense of such suit, and shall further grant the indemnifying party sole authority to control the defense and any related settlement.

(ii)	The indemnifying party will pay the cost of such defense and settlement and any costs, attorney’s fees and damages awarded by a court of competent jurisdiction against an indemnified party. If a claim is made or appears likely to be made, whereby Provider is the indemnifying party, Provider may procure the right for Citi to continue using the Deliverables and/or Services, or may modify, or may replace same. If use of the Deliverables and/or Services is enjoined, Provider will modify the Deliverable and/or Services and provide substitute Deliverables and/or Services acceptable to Citi that do not infringe, or, if such modification and substitution cannot be done on a commercially reasonable basis, refund Citi for payments made for such Deliverables and/or Services which are subject to any injunction.

F.	Provider shall separately defend, indemnify and hold Citi harmless from and against any claim, liability, loss, cost or expense (including reasonable attorneys’ fees) arising out of or resulting from (i) any personal injury or death to persons, or damage to property, in the performance of the Services, and (ii) the negligence or willful misconduct of Provider, Provider’s employees, agents, or subcontractors. Citi shall promptly notify Provider in writing of the claim, shall provide full cooperation in the defense of such suit, and shall further grant provider sole authority to control the defense and any related settlement.

8.	CONFIDENTIAL INFORMATION:

The provisions related to the confidentiality of information as set forth in the agreement between Citibank and TRX, dated October 1,2001 (“Non Disclosure Agreement”) shall govern the definition, use, treatment, and disclosure of confidential information under this Agreement except that the permitted scope of use of the Confidential Information (as defined in the Non Disclosure Agreement) shall include uses necessary to fulfill either party’s obligation or exercise either party’s right under this Agreement. The Non Disclosure Agreement is attached hereto as Exhibit II. The terms and conditions of the Non Disclosure Agreement shall survive the termination of this Agreement.

9.	LIMITATION OF LIABILITIES:

IN NO EVENT SHALL A PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR DAMAGES RELATED TO CLAIMS FROM (I) A CLAIM FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO INFRINGEMENT OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS, AND (II) A BREACH OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT, AND (III) ANY CLAIM FOR PERSONAL INJURY OR DEATH, OR TANGIBLE PROPERTY, AND (IV) A CLAIM RELATED TO GROSS NEGLIGENCE OR WILFULL MISCONDUCT BY A PARTY, ITS EMPLOYESS, AGENTS, OR SUBCONTRACTORS, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE AMOUNT OF FEES PAYABLE PURSUANT TO THE APPLICABLE WORK ORDER. THE PARTIES MAY AGREE TO DIFFERENT LIMITATIONS OF LIABILITY IN AN APPLICABLE WORK ORDER.

10.	INSURANCE:

Provider shall obtain and maintain in force, at its own expense, throughout the performance of its obligations under this Agreement, insurance coverage against claims, regardless of when asserted, that may arise out of, or result from, Provider’s operations, the operations of Provider’s subcontractors and of any other entity directly or indirectly engaged by Provider in connection with the Services as described in each Work Order. This insurance shall include the following coverage with limits no less than those set forth below:

Comprehensive General Liability: Combined Single Limit (CSL) including broad form contractual liability and personal injury endorsements, providing coverage against liability for bodily injury, death, and property damages in the minimum amount of     *    .

Workers Compensation and Employer’s Liability: Workers Compensation Insurance at maximum limits statutorily required for each state in which Provider will operate under the terms of this Agreement, and Employer’s Liability coverage in the minimum amount of     *    .

Comprehensive Automobile Liability: Comprehensive Automobile Liability in the minimum amount of     *     per occurrence for bodily injury and property damage (covering owned and non-owned vehicles).

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Fidelity coverage for losses incurred as a result of dishonesty on the part of Provider’s employees, agents or subcontractors in the amount of     *    .

None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by the Provider are intended to and shall not in any manner limit the liabilities and obligations assumed by the Provider under this Agreement. The aforementioned coverage may be provided in the form of a blanket policy.

Provider shall deliver to Citi within ten (10) days after the execution of this Agreement, a duly executed Certificate(s) of Insurance from a recognized carrier with a Best rating of “A” with a financial sides category of XII or better as indicated in the BEST INSURANCE KEY RATING GUIDE. Said Certificate(s) shall indicate that policies providing coverage and limits of insurance are in full force and effect. Said Certificate shall further provide that no less than thirty (30) days advance notice will be given in writing to Citi prior to cancellation, termination, or alteration of the policies of insurance. Such Certificate of Insurance shall be provided to the Citi Project Manager.

11.	COMPLIANCE WITH CITI POLICIES AND PROCEDURES:

A.	Provider agrees to comply with Citi’s Drug Abuse Policy, which prohibits the selling, distributing, manufacturing, processing, using or being under the influence of illegal drugs or illicit narcotics (non prescriptive medication) as defined by the state in which the Services are to be performed and/or the Federal Government, while on Citi business or on the premises of Citi or any of its Affiliates. Provider acknowledges that its employees, subcontractors, or agents may be required to undergo drug testing based on the nature of their assignment. In the event that any of Provider’s employees, subcontractors, or agents refuses to undergo such testing or violates the aforementioned policy, said person will be barred from performing any further Services for Citi and this Agreement and any or all active Work Orders thereunder may be terminated by Citi.

B.	Provider acknowledges that the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which prohibits a federally insured institution from knowingly engaging any person with a criminal conviction, which includes crimes involving breach of trust or dishonesty, (collectively referred to as “criminal background”) from participating directly or indirectly in the conduct of the affairs of the institution. Provider agrees that it shall not assign any person to provide Services to Citi under this Agreement that Provider knows, suspects or has reason to believe has a criminal background. Provider acknowledges that its employees, subcontractors, or agents may be required to be fingerprinted based on the nature of their assignment. In the event that any of Provider’s employees, subcontractors, or agents refuse to undergo such fingerprinting or violates the aforementioned prohibition, said person will be barred from performing any further Services for Citi and this Agreement may be terminated by Citi.

C.	Provider agrees that it will comply with all of Citi’s standard physical and information security procedures and rules and any revisions thereto which are applicable to the Services being performed or in place at Citi locations where Provider is performing work, or may be otherwise required, to the extent Provider has received written notice of any such procedures and rules.

D.	The Provider further acknowledges that its representative has received and read Citi’s Code of Conduct and Ethical Policies and will abide by all applicable policies and requirements contained therein. The Provider agrees to comply with all Citi standard safety and security policies and procedures that have been communicated in writing to Provider by Citi.

E.	In the event this Agreement is terminated pursuant to the provisions of this Section 11 no further liabilities or obligations shall accrue to Citi, except for any fees due and owing at the time of such termination.

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F.	Provider’s obligations to comply with and be bound by Citi Policies, Procedures, and rules set forth in Sections 11 and 12 are only applicable to Citi Policies, Procedures, and rules which are provided in writing to Provider and in advance of the services being performed unless otherwise agreed to in writing by the parties.

12.	PRIVACY:

Provider shall comply with Citi’s privacy policies and the “Citigroup Privacy Promise for Customers” (“Privacy Promise”) concerning the privacy and confidentiality of Citi’s customer information, including any amendments or modifications thereto as may be made from time to time. Citi shall make such policies and Privacy Promise, and any amendments thereto available to Provider. As part of such policies and Privacy Promise, Citi reserves the right to conduct an on-site audit and review of Provider’s systems, sites and procedures, at reasonable times and duration and upon reasonable advance notice to Provider to ensure the privacy and confidentiality of any of Citi’s customer information.

13.	COMPLIANCE WITH LAWS:

A.	Compliance with Laws of Other Jurisdictions Provider agrees to materially comply with all applicable federal, state, county, country, and local laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including but not limited to the procurement of permits, licenses and certificates where required and payment of applicable taxes. Provider represents and warrants that it has certified effective February 19,2002 as offering adequate Privacy protection under the “Safe Harbor” exemption to the European Privacy Directive No. 95/46/EC (“the Directive”). Citi may request evidence of certification if Citi is unable to ascertain Provider’s certification from publicly available sources. In the event, Provider does not maintain its certification under this Subsection for any reason during the term of this Agreement or applicable Work Order, Provider shall enter into any additional agreements or terms as may be required by the laws or regulations of a country including but not limited to the Directive. Provider agrees to comply with Provider Obligations and Requirements for Processing of Personal Data (Exhibit IV). Provider further agrees to hold harmless and indemnify Citi and its Affiliates against any loss or damage (including reasonable attorney’s fees) that may be sustained by reason of the failure of Provider to comply with such laws, ordinances, regulations and codes.

B.	Export Provider hereby represents and warrants that it is, and will remain in compliance with the requirements of all applicable export laws and regulations, including but not limited to the U.S. Export Administration Regulations and International Traffic in Arms Regulations. Such requirements include, but are not limited to, obtaining all required authorizations or licenses for the export or reexport of any controlled item, product, article, commodity, software or technology. Without limiting the generality of the foregoing. Provider hereby represents and warrants that (i) it has not been, and is not currently, debarred, suspended or otherwise prohibited or restricted from exporting, reexporting, receiving, purchasing, processing or otherwise obtaining any item, product, article, commodity, software or technology regulated by any agency of the United States; and (ii) Provider will not export or reexport, directly or indirectly, any software or technology received from Citi or allow the direct product thereof to be exported or reexported, directly or indirectly, to any country, organization or person to which or to whom such export or reexport would be in violation of United States laws or regulations. Provider agrees to indemnify and hold harmless Citi from any costs, penalties or other losses caused by, or related to, any violation or breach of the warranties or obligations of Provider contained in this Article.

14.	TAXES:

The fees and/or charges reflected in each Work Order, are exclusive of any sales, use, personal property, value-added and good/services taxes. When applicable, said taxes will appear as a separate item on Provider’s invoice and Chi shall be liable for payment of such taxes to Provider.

Notwithstanding the foregoing, Citi shall not be responsible for any foreign, federal, state or local taxes based on the net income or receipts, or any other such taxes based on Provider’s doing business in a particular jurisdiction.

Unless otherwise stated in the applicable Work Order, Citi shall not be responsible for import duties or other costs or charges relating to provision of Services or Deliverables across international boundaries.

15.	PUBLICITY:

Provider agrees not to use the name of Citi or any of its Affiliates in any sales or marketing publication or advertisement including internal and external publications, without the prior written consent of Citi. Provider also agrees not to make any public disclosure except as may be legally required, relating to this Agreement or Citi or its Affiliates, without obtaining the prior written consent of Citi.

16.	NONDISCRIMINATION:

Provider agrees to comply and to cause its subcontractors and/or agents to comply with the provisions of all applicable federal, state, and local laws, regulations and executive orders relating to equal opportunity and nondiscrimination in employment, and the use of minority business enterprises, to the extent that any such laws, orders and regulations are applicable in the performance of their Services hereunder. For the purpose of this Agreement, the provisions of such laws, orders and regulations shall be deemed an integral part of this Agreement to the same extent as if they were written at length herein.

17.	NON-SUBORNATION:

Provider agrees that in performance of its obligations under this Agreement, it will not make or offer to make any payments to, or confer, or offer to confer any benefit upon any employee, agent or fiduciary of any third party, with the intent to influence the conduct of such employee, agent or fiduciary in relation to the business of such third party, in connection with this Agreement

18.	DISPUTE RESOLUTION: In the event of any dispute, controversy, or claim between the parties hereto arising from or relating to the subject of this Agreement (a “Dispute”), upon the written request of either party, each of the parties shall appoint a designated officer to meet and negotiate in good faith to resolve such Dispute. If they cannot resolve such dispute within ten (10) business days, the parties shall escalate the matter to an appropriate Senior Vice President. If the Senior Vice Presidents cannot resolve the matter within ten (10) days or by such earlier date as they may agree to, then the parties may seek arbitration or any legal or equitable relief as may be available under the circumstances. Nothing in this Section shall prevent either Party from exercising any of its rights under this Section or otherwise seeking injunctive relief.

19.	GENERAL PROVISIONS:

Paragraph Headings. are for convenience only and shall not be a part of the terms and conditions of this Agreement.

Liability for Data Loss. In no event will Provider be responsible for losses occasioned by data omissions, delays or failures resulting from acts or omissions of Citi, its clients or data suppliers. This provision shall survive any termination of this Agreement.

Force Majeure. Neither party hereto shall be liable in any way for the delays or failure to perform its obligations hereunder resulting from any cause beyond its reasonable control (such causes to include by not limited to Acts of God, war, strike, fires, floods, earthquakes, lockout, riot, acts of terrorism, riot, trade dispute in which the delayed party is not a party, labor disturbance, and storms, provided that in such event the party shall forthwith advise the other and in any event in writing within two (2) hours of the happening of such event with information as to the circumstances and the possible duration and effects of the delay caused or likely to be caused to the operation of the Agreement by such circumstances. In the event that the occurrences referred to above cause a prolonged delay, for the interruption in the performance of obligations hereunder or in the event that the occurrences referred to above may on reasonably sufficient grounds be anticipated to continue for thirty (30) days, either party may terminate this Agreement immediately without giving rise to any claim for compensation from the other party.

Transition. In the event of the termination of this Agreement or, an applicable Work Order for any reason, upon the request of Citi, Provider shall provide reasonable assistance to Citi to complete a transition of the current Services and Deliverables to Citi, an Affiliate, or a third party, providing Services to Citi. Reasonable assistance” shall include without limitation any reasonable training and support, assistance with transitioning and formatting data, providing general knowledge, and revising and testing interfaces. Within 90 days of the execution of this Agreement, the parties shall set forth a plan detailing the necessary transition services which shall include the following resources without charge and not to exceed two (2) dedicated full time employees of Provider for ten (10) business days. Nothing in this sub paragraph shall be deemed to allow or cause a transfer to Citi of Provider’s proprietary rights in Provider Technology.

Waiver. Failure by either party at any time to enforce any obligation by the other party, to claim a breach of any term of this Agreement or to exercise any power agreed to hereunder will not be construed as a waiver of any right, power or obligation under this Agreement, will not affect any subsequent breach, and will not prejudice either party as regards any subsequent action.

Severability. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain unimpaired and in full force and effect.

Subcontractors/Agents. Citi reserves the right of approval of all subcontractors and/or agents, which approval will not be unreasonably withheld by Citi. Approval of any subcontractor and/or agent by Citi shall not constitute the superseding or waiver of any right of Citi to reject work which is not in conformance with its standards or this Agreement. Provider shall be fully responsible for its subcontractors and/or agents. Nothing in this Agreement shall be construed to create any contractual relationship between Citi and any subcontractor and/or agent, nor any obligation on the part of Citi to pay or to see to the payment of any money due any subcontractor and/or agent as may otherwise be required by law.

Assignment. Provider may not assign any of its rights or obligations under this Agreement without the prior consent of Citi which consent shall not be unreasonably withheld.; Citi may assign any rights or obligations to an Affiliate upon notice to Provider.

Modification. No modification, waiver or amendment of any term or condition of this Agreement shall be effective unless and until it shall be reduced to writing and signed by both of the parties hereto or their legal representatives.s

Notices. All notices and official communications under this Agreement shall be in writing and shall be sufficiently given if delivered personally or mailed by first class mail to Citibank N. A., 111 Wall Street New York, NY 10043, Attention: Contract Administrator, Jack Slavinski, and with respect to Provider, to TRX Data Services, Inc. 8405 Greensboro Drive, Suite 140, McLean, Virginia 22102 Attention:

Christopher Brittin, or to such other address or addressee as either party may from time to time designate to the other by written notice.

Survival. The provisions of this Agreement that by their nature and content are intended to survive the performance hereof, shall so survive the completion and termination of this Agreement. Without limiting the generality of the foregoing, Sections 6, 7, 8, 9, 12, 13, 15, 16, 18, and 19 of this Agreement shall so survive.

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York, without consideration as to its conflicts of laws rules, as if the Agreement were made in New York for performance entirely within the State of New York and the parties hereto hereby consent to the jurisdiction of and venue in the applicable federal and/or New York State courts located in the Borough of Manhattan, New York County, State of New York.

Complete Agreement. This Agreement together with its appendices constitutes the entire agreement of the parties with respect to this subject matter and may not be modified in any way except by written agreement signed by both parties. There are no other agreements either express of implied with regard to this subject matter.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the Effective Date first set forth above.

TRX DATA SERVICES, INC.		Citibank, N.A.
“Provider”		“Citi”

By:	/s/ Susan R. Hopley	By:	/s/ John Wizeman
Print Name:	Susan R. Hopley	Print Name:	John Wizeman
Title:	EVP/General Manager	Title:	Managing Director
Date:	April 17’02	Date:

ATTACHMENTS

EXHIBIT I	WORK ORDER FOR TRX GLOBAL DATA SERVICES PILOT

Schedule 1	Pricing
Schedule 2	Non-Disclosure Agreement
Schedule 3	Business Requirements Document
Schedule 4	GDSP Project Plan (version tbd)

EXHIBIT II	CITIBANK/TRX NON-DISCLOSURE AGREEMENT

EXHIBIT III	FORMS

Schedule 1	Provider and Independent Contractor Certification
Schedule 2	Pro forma Invoice for Provider Services

EXHIBIT IV	PROVIDER OBLIGATIONS AND REQUIREMENTS FOR PROCESSING OF PERSONAL DATA.

Exhibit I

WORK ORDER

FOR

TRX GLOBAL DATA SERVICES PILOT

(Subject to further Discussion between the Parties)

1.0 Scope

Work Order This Work Order is issued pursuant to the Master Services Agreement effective February 1, 2002 (the “Agreement”) made by and between TRX Data Services, Inc. (“Provider”) and Citibank N.A., on behalf of its e-Business unit (“Citi”) which is incorporated herein by reference. Any term not otherwise defined in this Work Order shall have the same meaning ascribed to it in the Agreement. The parties hereby agree as follows:

This document identifies the Deliverables and the Services to be offered by Provider to Citi in order to meet the requirements for the TRX Global Data Services Pilot (GDSP).

2.0 Purpose for the Work Order.

In support of cost-effective development and deployment of a competitive global solution for file delivery and reporting with globally consolidated data, Citi will engage the vendor, TRX Data Services, Inc. a Work For Hire Global Data Services Pilot (GDSP). The key objective of the GDSP is to determine and establish the capabilities of TRX Data Services, Inc. as a potential provider of services.     *     The reports function will give the end user the ability to execute, view, and download standard reports as defined in Schedule 3 of Exhibit I.

3.0 Related Documents.

The Citi requirements contained in the documents identified below, shall be incorporated into the Deliverables under this Work Order.

* CONFIDENTIAL TREATMENT REQUESTED

•	Citibank Pilot Pricing Sheet (Exhibit I, Schedule 1)

•	Non Disclosure Agreement (Exhibit I, Schedule 2)

•	Citi Direct for Cards Business Requirements Document for the TRX Global Data Services Pilot, Version 0.4,4th January 2002 (“BRD”) (Exhibit I, Schedule 3)

•	GDSP Project Plan, version 2 (Exhibit I, Schedule 4)

4.0 Preexisting Works

TRX ad hoc reporting platform

5.0 Citi obligations: to provide     *     file format and specifications, and any subsequent changes and modifications thereto,     *     file format, and specifications, and any subsequent changes and modifications thereto, and specifications and business requirements as to Citibank Common Format.

6.0 Deliverables and Schedule

Provider shall create Deliverables based upon the Citi Tier I, Tier II, and Tier III Requirements below.

In order to respond to the business needs for production output from the pilot by 2 May 2002, the pilot will follow two parallel paths—one culminating on 2 May 2002 (Tier 1 requirements) followed by the completion of Tier 2 on 2 May 2002 and the completion of Tier 3 on 31 May 2002

7.0 Requirements

7.1 Tier 1 Requirement

Tier 1 requirements shall be completed by 2 May 2002. Tier 1 requirements can be summarized as:

•	Stream in data and file feeds from two sources: *

•	Normalize and map the data into a lossless common representation, (i.e. Provider will ensure that all output data elements (for CCF file reports) are populated with the input data elements from the two processors so that no data is lost.

•	Create standard output file according to the Citibank Common Format and transmit output file to * Section 2.2.4)

•	Exception handling ( * Section 2.2.3, paragraph 6)

* CONFIDENTIAL TREATMENT REQUESTED

7.2	Tier 2 Requirements

Tier 2 requirements shall be completed by 2 May 2002. Tier 2 requirements consist of those     *     requirements which may be completed after 31 March 2002; although, functionality in response to the requirements necessary to support Tier 1 requirements will need to be completed according to the Tier 1 schedule.

•	* containing the data from the input files in a relational format, suitable to support current and anticipated reporting requirements ( * Section 2.2.3)

•	Reports. * Section 2.2.6 defines the four reports which will be required to be completed and includes anticipated format and content. (Exhibit I, Schedule 3).

•	The reports will provide some limited control to the end user for report selection and execution. These include:

•	Report selection from a list of multiple reports.

•	Date range selection- user specifying the date range for which the report is needed.

•	Web based report viewing and printing.

7.3 Tier 3 Requirements

Tier 3 requirements shall be completed by 31 May 2002. Tier 3 requirements can be summarized as:

•	Additional inbound file feed ( * Section 2.2.2)

•	Additional output file ( * Section 2.2.5)

7.4 Operational Requirements

•	The vendor will ensure that the CCF file can settle to (reconcile) input totals (or control totals) for the two processors and paper statements of the customers.

•	The vendor will ensure that all output data elements (for CCF file and reports) are populated with the input data elements from the two processors. In other words, no data is lost. The vendor will also ensure that the CCF file format is provided to Citibank upon acknowledgement of completion of the consolidated database.

•	The vendor will ensure that the exception data is properly stored and transmitted to Citibank.

•	The vendor will demonstrate its ability to receive input data and transmit output files to the customers on a 24x7 basis.

•	The vendor must demonstrate the ability to display reports in inherent “i.e. currency of transaction” or billed currency. Note that reports by currency of transaction imply detailed reports with multiple currencies.

* CONFIDENTIAL TREATMENT REQUESTED

7.5	Critical Success Factors

All critical success factors as identified in the     *     Section 2.3 must be met for the TRX GDSP to be considered successfully completed.

Security Standards

8.1 TRX will locate the equipment performing the Citi matching function in a secure processing facility.

8.2     *    .

8.3     *    .

8.4     *

8.5     *    .

8.6     *    .

8.7     *    .

9.0 Licenses.

9.1 License granted by Provider. During the Testing and Pilot periods, Citi may install, use, execute, and test the Deliverables, and the Provider Technology associated with the Deliverables, subject to the testing procedures agreed to by the parties.

9.2 License granted by Citi. Citi grants to Provider a non-exclusive, non transferable, limited license to use the CCF and such other Citi Technology without the right to sublicense solely for the purposes of performing the Services and creating the Deliverables under the terms of this Work Order. Provider acknowledges that the CCF and Citi Technology and their sequence, structure and organization are proprietary to Citi and that Citi retains exclusive ownership of the CCF and Citi Technology. Provider hereby agrees to take commercially reasonable measures to protect Citi’s rights in the CCF and the Citi Technology. Except as otherwise provided in this Work Order, Provider shall not (i) itself, or through an Affiliate or third party, reproduce, copy, modify, translate, disassemble, reverse engineer, or otherwise attempt, or permit others to attempt to discover the source code for the CCF and Citi Technology, in whole or in part, or (ii) create derivative software or software programs based upon the CCF or Citi Technology, or (iii) lease,

* CONFIDENTIAL TREATMENT REQUESTED

lend or otherwise provide the use of the CCF or Citi Technology to a third party or service bureau without the written consent of Citi. This license shall terminate upon the earlier of the termination of the Work Order or Citi’s Acceptance of the Deliverables. Upon the termination of the license granted in this subsection 9 b, Provider shall immediately return all materials, documents, and Citi Technology related to CCF in its possession.

10.0 General Knowledge.

Each party shall be entitled to use, disclose, and otherwise employ general knowledge, ideas, know-how, skills, or techniques acquired by employees of the parties during the performance of their obligations under the Work Order. Provided however, the permitted use shall not include information in tangible form (i.e. written or other documentary form, including tape or disk). In no event may such use of general knowledge include the use of a party’s Confidential Information, which shall be treated in accordance with the terms of Section 8 of the Agreement. Citi’s CCF and related Citi Technology and Provider Technology are excluded from General Knowledge.

11.0 Additional Warranty.

In addition to the warranties set forth in Section 7 of the Agreement, Provider warrants for purposes of this Work Order (i) that all Deliverables shall be prepared and Services rendered in a workmanlike manner with professional diligence and skill, and (ii) that all Deliverables will function with the systems for which they are designed or as specified in the Citi Requirements; and (iii) that the Deliverables conform to the specifications and functions including those of Citi’s vendors as are set forth in this Work Order and the Citi Requirements. The warranty period shall extend for a period of one year from the date of the acceptance of the Deliverables by Citi.

12.0 Secure Communications Protocol between TRX and Citi.

During     *    .

13.0 Acceptance and Testing Procedures

Unless set forth elsewhere in this Work Order, acceptance testing shall commence following receipt of the Deliverables. The parties shall work together in a reasonable manner to establish appropriate testing procedures which shall be mutually agreed to by the parties on or before March 15, 2002 and shall include but are not limited to component and systems tests, and acceptance tests in connection with the Deliverables in Subsections 7.1-7.3 of this Work Order per Citi SDLC Policies and Procedures. Citi shall have thirty (30) days or the duration of the Pilot period (whichever is greater) to test the Deliverables to determine whether the Deliverables substantially conform to the applicable acceptance criteria as shall be proscribed by Citi. Upon completion of such testing, Citi shall issue to Provider’s Project Manager notice of acceptance or rejection of the Deliverables. In the event of rejection, Citi shall give its reasons for rejection to Provider’s ProjectManager. Provider shall use all reasonable effort to correct any deficiencies or

* CONFIDENTIAL TREATMENT REQUESTED

non conformities within fifteen (15) days and resubmit the rejected items. In the event that the resubmitted Deliverables still fails to satisfy the applicable Acceptance Criteria, Citi shall have the right to terminate the Work Order and receive a refund of any monies paid to date under the Work Order. In the event of such termination, Citi shall return any Deliverables delivered by Provider under the Work Order.

14.0	Pricing Schedule (See Exhibit I, Schedule # 1)

15.0	Non Disclosure Agreement.

If during the performance of its Services hereunder, Provider must enter into a Non Disclosure Agreement with a subcontractor, processor, or other party to whom Confidential Information must be disclosed, Provider shall enter into a Non Disclosure Agreement the terms of which shall not materially differ from (Exhibit I, Schedule 2).

16.0 Termination.

Upon termination of the Work Order by completion of the Deliverables or as otherwise provided under this Agreement, Provider acknowledges that Citi shall have no affirmative obligation to enter into additional Work Orders with Provider or proceed with the additional phases of this project. Either party shall have the right to terminate this Work Order in whole or in part at any time upon ninety (90) days notice specifying the extent to which the Work Order is terminated. In the event this Work Order is terminated by Citi pursuant to Section 2 (B), Citi’s reimbursement for costs incurred by Provider with respect to this Work Order shall     *    .

17.0	Limitation of Liability

PURSUANT TO SECTION 9 OF THE AGREEMENT, THE PARTIES AGREE FOR PURPOSES OF THIS WORK ORDER, AND WITH RESPECT TO DIRECT DAMAGES THAT NO PARTY SHALL BE LIABLE TO THE OTHER FOR DIRECT DAMAGES ARISING OUT OF INFRINGEMENT OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS IN EXCESS OF THE AMOUNT OF FEES PAYABLE PURSUANT TO THIS WORK ORDER, AND WITH RESPECT TO ALL OTHER CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY, DIRECT DAMAGES SHALL NOT EXCEED ONE MILLION ($1,000,000.00) DOLLARS.

18.0	Project Manager.

The following individuals shall serve as Project managers for the Parties:

Victoria Decker	Reshma Rodrick
TRX Data Services, Inc.	Citibank N.A
8405 Greensboro Drive, Suite 140	111 Wall St.
McLean, Virginia 22102	New York, NY 10043

* CONFIDENTIAL TREATMENT REQUESTED

TRX DATA SERVICES, INC.		CITIBANK, N.A.

By:	/s/ Susan R. Hopley	By:	/s/ John Wizeman

Name:	Susan R. Hopley	Name:	John Wizeman

Title:	E.V.P. & General Manager	Title:	Sr. Vice President

Date:	April 17 ’02	Date:	April 8, 2002

SCHEDULE 1

PRICING

Price Estimate

TRX Data Services

1477 Chain Bridge Road, Suite 201

McLean, Virginia 22101

Customer Name:	Citibank
TRX Rep:	Michael Murphy
Contact Name:	Ken Sernler
Project:	Pilot
Telephone:	*
Fax:	*

TRX Solutions

Pilot Program to Cover: TRX Data Services will create an automated, non-reciprocal data feed that collects commercial card data from two processors     *     and     *    , and consolidate and warehouse this information. TRX will create a data export into the Citibank Common Format (CCF). TRX will also offer 4 standard reports to view data through the TRX webNAV reporting tool.

Notes

Proposal Assumptions:    *

Transaction Definition: TRX Data Services defines an transaction as any cash movement (Debit or Credit).

Development N/A Items: Item’s B,D,F,G, and I only pertain to the ongoing protect and not to the pilot cost.

Breakdown of Fees	Price

Setup cost: includes a portion of infrastructure fee’s for project. This breakdown includes: Project Management, Colo, DB Server, Actuate/Web Server and dedicated line charges.	*

A.) File consolidation development	*
B.) File consolidation production support	*
C.) Data warehousing development	*
D.) Data Warehousing production support	*
E.) File output formatting development	*
F.) File output production support	*
G.) File delivery (transmission, etc.)	*
H.) Reporting environment development	*
I.) Reporting production support, includes hosting charges (CPU, Dasd, Network, etc.)	*

Breakdown of Pilot Cost	Price

Add Input File to scope of project (Cost is per input file and based on scope of work for file)	*
Add Output file to scope of project (Cost is per Output file and based on scope of work for file)	*

Total Cost	Price

Total Setup Fees	*
Total Development Fees	*

Grand Total	*

Payment Terms

*
*
*

Customer Approval Signature	TRX Approval Signature

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE B

COMPENSATION SCHEDULE

This compensation is for work performed beginning December 1, 2001.

In order to be paid by Citibank for the Services provided herein, TRX Data Services shall comply with Citibank’s invoice requirements, which are attached hereto as Attachment 1.

FEE SCHEDULE

One Time Charges:

•	Travel Agency Feed Development:

(a) TRX Data Services currently receiving data feed From submitting travel agency	*

(b) TRX Data Services not currently receiving data feed From submitting travel agency	*

(c) Human Resource Feeds	*

(d) Credit Card Feeds	*

Recurring Charges:

• Cost of Travel Agency Feeds	*

• Cost of Air Transactions	*

• Cost of Credit Card Feeds	*

• Cost of Credit Card Transactions	*

• Cost of Human Resource Feeds	*

•	The cost for air transaction are as follows:

1)	Based on air transactions being * or greater of the total travel agency transactions, the cost per air transaction will be * for the first * air transactions per delivery, and * for every air transaction above * per same delivery.

2)	Based on air transactions being * of the total travel agency transactions, the above costs will be adjusted by a factor of divided by the actual percent of air transactions. For example, should the percent of air transactions to total transactions drop to * , the effective rates would be * .

3)	Neither party to this Agreement envisions a scenario where the air transactions will be * of the total travel agency transactions, therefore, this Agreement is not valid for such a scenario. Should this radical change of transaction mix ever be anticipated, this Compensation Schedule will be renegotiated.

Supplementary Support:

• Senior Travel Data Analyst	*

• Senior Developer/Data Analyst	*

• Programmer/Report Technician	*

Schedule Reports;

•	Production Run - no additional charge, however, Citibank has agreed to make the best efforts not to duplicate reports and that requests for production are properly coordinated through the identified point of contact for the Agreement (see also the Software License Agreement).

•	Distribution - no additional charge if is properly coordinated through the identified contacts, done via e-mail; alternative delivery will be charged as “out of pocket” expense.

All “out of pocket” expense will be approved by the Citibank Program Manager prior to being incurred and will be billed to Citibank at cost. Out of pocket expenses which exceed     *     must be approved in writing by Citibank.

* CONFIDENTIAL TREATMENT REQUESTED

Terms:

All invoices will be billed monthly and shall be due and payable by Citibank within sixty (60) days after receipt by Citibank of the invoice. Further, TRX agrees to give Citibank a     *     discount on the total amount set forth on an invoice, if such invoice is paid within ten (10) days from receipt thereof.

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2

NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is dated as of             , between                  (“Provider”), having an office at                     , and              having an office at                  (“Company”) having an office at 8405 Greensboro Drive, Suite 140, McLean, VA 22102.

In consideration of the parties’ willingness to share or consider sharing their confidential information and to enter into or consider entering into a mutually beneficial relationship, as well as other good and valuable consideration, Provider and Company agree as follows:

1.	PURPOSE.

Provider and Company wish to assure the confidentiality of certain trade secrets, information and other materials which have been or may be disclosed in the course of their relationship or their consideration of whether to enter into a mutually beneficial relationship. The parties acknowledge that they have received access to such information in confidence, and/or may receive or obtain further access to information which is not available to the general public, and which must be kept confidential for regulatory, customer relations, competitive or other legitimate business reasons.

2.	CONFIDENTIAL INFORMATION.

“Confidential Information” of a party shall mean any information, technical data or know-how unknown to the public but known to that party including, but not limited to, information relating to trade secrets, hardware, software, screens, specifications, designs, plans, drawings, data, prototypes, discoveries, research, developments, processes, procedures, intellectual property, market research, marketing techniques and plans, business plans and strategies, customer names and other information related to customers, price lists, pricing policies or financial information. “Confidential Information” shall include (i) any analyses, compilations, studies or other materials prepared by the parties, their representatives or employees that embody or reveal any information falling within the definition above; and (ii) any information that the disclosing party obtained from another party under an obligation to maintain its confidentiality. Confidential Information may be disclosed in any form, including but not limited to, oral, demonstrative, written, electronic, graphic or machine-readable form.

3.	EXCEPTIONS.

(a) Notwithstanding anything to the contrary contained herein, neither party shall have any obligation with respect to any Confidential Information of the other party which, as evidenced by tangible records kept in the ordinary course of business: (i) is or becomes generally known to companies engaged in the same or similar businesses as the parties to this Agreement on a non-confidential basis, through no wrongful act or omission of the receiving party or breach of any obligation owed to the disclosing party by any person or entity; (ii) is lawfully obtained by the receiving party from a third party that has no obligation to the disclosing party to refrain from using or disclosing such information; (iii) is known by the receiving party prior to disclosure under this Agreement without any obligation to maintain its confidentiality and such information was not disclosed by the disclosing party under this Agreement; (iv) is independently developed by the receiving party without reference to, use of, or reliance on Confidential Information; or (v) is the subject of a written agreement whereby the disclosing party consents to the disclosure or use of such Confidential Information.

(b) If the receiving party or any of its representatives shall be under a legal obligation in connection with an administrative or judicial proceeding to disclose any Confidential Information, the receiving party shall give the disclosing party prompt notice thereof so that the disclosing party may seek a protective order and/or waive the duty of nondisclosure; provided that in the absence of such order or waiver, if the receiving party or any such representative shall, in the opinion of its counsel, stand liable for contempt or be likely to suffer other censure or penalty for failure to disclose, disclosure pursuant to the order of the applicable tribunal may be made by the receiving party or its representatives to the extent necessary to prevent any such finding of contempt or other penalty without liability under this Agreement. If disclosure is necessitated as provided for in this subparagraph, the receiving party shall make every reasonable effort to preserve the secrecy of the Confidential Information and limit the scope of the disclosure, including but not limited to, seeking an appropriate protective order limiting use or disclosure of the information outside the proceeding.

4.	PROTECTION OF CONFIDENTIAL INFORMATION.

(a) Each party will only use Confidential Information for the benefit of and in furtherance of its relationship with the other party or to assess whether to enter into a mutually beneficial relationship with the other party, and shall not disclose Confidential Information to any third party. Each party agrees to protect Confidential Information from disclosure to anyone other than its directors, officers, and employees who have a business-related need to have access to such Confidential Information in connection with permissible uses of Confidential Information, and who have entered into agreements with the receiving party binding them to the confidentiality provisions of this Agreement or substantially equivalent measures. Each party further agrees to promptly notify the other party in writing of any unauthorized misappropriation, disclosure or use of the other party’s Confidential Information by any person which may come to its attention and to take all steps reasonably requested by the disclosing party to limit, stop or otherwise remedy such misappropriation, disclosure or use. Nothing in this paragraph shall be construed to limit either party’s right to take any action it deems necessary to protect its Confidential Information.

(b) Each party will only copy or reproduce Confidential Information as necessary for its use under the terms of this Agreement, and each such copy or reproduction will be marked with and/or will display the same proprietary notices that appear on the originals.

5	PUBLICITY.

The parties agree not to issue or release any articles, advertising, publicity or other matter relating to this Agreement or mentioning or implying the name of the other party or its Affiliates or the subject matter of this Agreement, except as may be required by law, and then only after providing the other party with an opportunity to review and comment thereon,

7.	TERM / RETURN OF MATERIALS.

(a) The obligations under the Agreement shall continue for five (5) years following termination or expiration of the relationship between Provider and Company, or, if no such relationship is formed, for five (5) years following the last communication between Provider and Company in connection with consideration of entering into a mutually beneficial relationship, provided, however, that obligations under this Agreement regarding any information constituting trade secrets (as defined by applicable law) shall continue for as long as the Information in question remains a trade secret.

(b) Upon request by the disclosing party at any time, the receiving party shall promptly return or submit any documents or materials (including electronically-stored materials), and any copies thereof, that contain, refer to, reflect or reveal Confidential Information, which shall at all times remain the sole and exclusive property of the disclosing party.

8.	INJUNCTIVE RELIEF.

The unauthorized disclosure or use of any Confidential Information would cause immediate and irreparable injury to the disclosing party and/or its Affiliates which could not be adequately compensated by monetary damages. Each party therefore acknowledges that a disclosing party and/or its Affiliates are entitled to any temporary or permanent injunctive relief necessary to prevent such disclosure or use, or threat of disclosure or use., and consents to the jurisdiction of any federal or state court sitting in New York State for purposes of any suit under this Agreement and to service of process therein by certified or registered mail, return requested certified.

9.	OWNERSHIP.

(a) No license to the receiving party under any trademark, patent, copyright or any other intellectual property right is either granted or implied by the disclosure of Confidential Information to such party. None of the Confidential Information which may be disclosed to the receiving party shall constitute any representation, warranty, assurance, guarantee or inducement by the disclosing party of any kind including but not limited to representations, warranties, assurances, guarantees or inducements with respect to the non-infringement of trademarks, patents, copyrights or any other intellectual property rights, or of other rights of any person or entity.

(b) All Confidential Information, copies or reproductions thereof, and all information and material that derives from it, shall be and will remain the sole and exclusive property of the disclosing party until and unless some other written agreement is made regarding the Confidential Information. This Agreement does not transfer any license or other right to use the Confidential Information other than as proscribed in this Agreement, and does not obligate either party to provide any such rights in the future.

10.	NO COMMITMENT.

Subject to the undersigned’s confidentiality obligations under this Agreement, this Agreement does not obligate either party to enter into or continue a binding business relationship with the other party, and nothing contained herein shall be deemed or construed to preclude either party from independently pursuing any opportunities discussed with the other party (alone, or in connection with any other party).

11.	NO EXPORT OUTSIDE U.S.

In addition to and without limitation of any obligations under this Agreement:

(a)	The parties agree they will not, without the prior written consent of the other party, transmit, directly or indirectly, the Confidential Information received under this Agreement or any portion thereof to any country outside the United States.

(b)

The parties agree that, unless prior written authorization is obtained from the disclosing party and from the United States Department of Commerce or other relevant agency of the U.S. Government, the receiving party will not knowingly reexport, directly or indirectly, the Confidential Information - or allow the direct product of such Confidential Information to be exported, directly or indirectly, in violation of United States export laws.

12.	NOTIFICATION.

All notices provided for in this Agreement shall be in writing and shall be sent by registered or certified mail to:

If to Provider	If to Company:
Attn:	Attn:

The parties agree that any change in the information listed in this Article will be promptly disclosed in writing to the other party and will be effective only on receipt of such written notification.

13.	GENERAL PROVISIONS.

(a) This Agreement shall be governed by and construed and enforced exclusively in accordance with the laws of the State of New York as if this Agreement were made in New York for performance entirely within the State of New York.

(b) The provisions of this Agreement which by their sense and context are meant to survive the expiration or sooner termination of the Agreement shall so survive, including but not limited to confidentiality and export provisions.

(c) This Agreement contains the full and complete understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior representations and understandings, whether oral or written.

(d) If any provision of this Agreement is invalid or unenforceable under applicable law, that provision shall be enforced to the maximum extent possible and the remaining provisions shall remain in full force and effect.

(e) This Agreement shall be binding on the parties and their respective successors and assigns.

(f) Modification or waiver of any provision of this Agreement shall be effective only if such modification or waiver is in writing and signed by a duly authorized officer of the party against whom enforcement is sought.

(g) This Agreement is without prejudice to any rights either party may have under patent, trademark, copyright, trade secret or other applicable law.

In Witness Whereof, the parties to this Agreement, through their duly authorized officers, have executed this Agreement as of the day and year first set forth below.

Company	Provider.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Initial Enrollment Period Certificate

•	Customer TRX, Inc.

•	IBM Authorized Business Partner: *

•	Call Own #: *

•	Date Signed: 8/29/2003

•	Service on Contract:

•	Hardware Maintenance

•	Alert

•	Warranty Service Upgrade 7x24

•	Equipment [machine type/serial#]

    *

    *

    *

    *

    *

This Certificate summarizes the data found in your contracts. It docs not modify, nor should it be construed as a replacement for your contracts. This is not a legally binding document.

* CONFIDENTIAL TREATMENT REQUESTED

Schedule 3

Citi Business Requirements Document

EBUSINESS COMMERCIAL CARDS

TRX Global Data Services Pilot

CitiDirect for Cards

Business Requirements Document

Prepared by	:	PTIG
First Published Date	:	12/19/01
Version	:	0.3
Published Date	:	01/04/02
Document Classification	:	INTERNAL USE

COPYRIGHT NOTICE

Copyright © (2001) by Citibank, N.A.

All right reserved. These materials are confidential and proprietary to

Citibank N.A. and no part of these materials should be reproduced,

published in any form by any means, electronic or mechanical including photocopy or any information storage or retrieval system nor should the materials be disclosed to third parties without the express written authorization of Citibank N.A.

Version Control

Version No.	Date	Author	Sections Changed	Description of changes
0.1	12/19/01	PTIG	new	new

0.2	12/31/01	PTIG	2.2	Language Updated

0.3	1/3/02	PTIG	1.1,2.1,2.2 2.3 2.2.2 and 2.2.5	Language updated and 2.2.3 and 2.2.4 merged New section New sections

0.4	1/7/02	PTIG	2.2.1,2.2.2, 2.2.5,2.3, & 2.2.6	Added Note to 2.2.1 item 3. Standardized on business days in sections 2.2.2, 2.2.5, and 2.3. Added report comments to section 2.2.6 item 6.

2

Contents

1	OVERVIEW	4

1.1	PROJECT BACKGROUND	4
1.2	PROJECT OBJECTIVE	4
1.3	BENEFITS TO CUSTOMER	4
1.4	TARGET MARKET FOR THE PROJECT	4

2	BUSINESS REQUIREMENTS	4

2.1	REQUIREMENTS SOURCE	4
2.2	REQUIREMENTS – CAPABILITIES / FEATURES / FUNCTIONS	5
2.2.1	Inbound File Feeds	5
2.2.2	Additional Inbound File Feed	5
2.2.3	Data Consolidation and Warehouse	5
2.2.4	Standard Output File – Citibank Common Format (CCF)	6
2.2.5	Additional Output File	6
2.2.6	Reports	6
2.3	CRITICAL SUCCESS FACTORS	7
APPENDIX 1: DRAFT LAYOUT FOR CCF		8
A1.1	Cardholder Data File Layout	8
A1.2	Transaction Data File Layout	11
A1.3	Hierarchy Layout	13
APPENDIX B: REPORT TEMPLATES		14

3

1	OVERVIEW

1.1	Project Background

In support of cost-effective development and deployment of a competitive global solution for file delivery and reporting with globally consolidated data, Citigroup will conduct a Global Data Services Pilot (GDSP) with the vendor TRX. The key objective of the GDSP is to determine and establish the capabilities of TRX as a potential provider of services. This will be validated, by asking TRX to consolidate data     *     and accurately map the consolidated data into a Citibank Common Format (CCF) file as well as a sample of Citibank defined “standard” reports.

1.2	Project Objective

For successful implementation of the GDSP, the following project objectives must be accomplished:

•	Stream in data and file feeds from sources * .

•	Consolidate and warehouse data into a single, relational, extensible database with standardized data description and formatting.

•	Create standard output file, per Citibank’s defined format – Citibank Common Format (CCF).

•	During the GDSP, Citibank will obtain the output file from the vendor. The method of obtaining the output file from the vendor will be via * .

•	Provide basic reporting functionality for the consolidated data from the two processors. The reporting functionality will give the end user limited control to select, view or download standard reports. The GDSP will include four standard reports (samples included in the appendix B).

1.3	Benefits to Customer

•	Successful implementation of the GDSP will greatly improve the time to market of data files and a selection of standard reports to the European based Commercial Cards customers.

1.4	Target Market for the Project

•	The target market for the data files and reports are the Europe based Commercial Cards clients.

2	BUSINESS REQUIREMENTS

2.1	Requirements Source

The requirements for file delivery are based upon the existing input file format for the     *     processors.

4

* CONFIDENTIAL TREATMENT REQUESTED

2.2	Requirements - Capabilities/Features/Functions

2.2.1	Inbound File Feeds

1.	The vendor will create an automated, non-reciprocal * .

2.	This entails formulating a methodology to schedule daily collection and homogenization of data from the two processors. File generation, validation and transmission protocols are to have an automated design structure. If required by the vendor, the Technology Team will provide requirements related to how the vendor will receive the data, and within what time frames.

3.	The file formats for the two processor inbound files will be provided separately to the vendor. For * . The vendor must refer to the * for details (in soft copy format). (Note: * will be upgrading from * of their software during * . The impacts of this are unknown at this time.) The vendor should note that the nine inbound * layouts for each file will be provided as hard copies (soft copy unavailable).

4.	The vendor will be provided with a point of contact within Citibank for working with the processors. The technology team will make the necessary arrangements to facilitate the communication between the vendor and the processors.

2.2.2	Additional Inbound File Feed

1.	Citibank will provide to the vendor a third input file after the initial files * have been consolidated and deemed acceptable. This requirement will demonstrate the vendor’s ability, as the larger project progresses, to adapt quickly, and seamlessly consolidate any additional file feeds as inputs.

2.	The specifications for this additional file will be provided to the vendor after the completion and successful review of the consolidated database.

3.	The vendor will be given * business days to complete the integration of this file.

2.2.3	Data Consolidation and Warehouse

1.	The vendor will be required to consolidate and warehouse the data from two processors into a * with standardized data description and formatting.

2.	All available data elements from the two processors will have to be stored in the data warehouse constructed by the vendor. The vendor will store similar data from the two processors in a common format. The content of stored data will include * .

3.	Standardization for data exporting will require the conversion of source records into a universal format—Citibank Common Format (CCF) that will be housed within the system. Data manipulation is to be cataloged and cross-referenced in a data dictionary grouped by the respective processor platforms.

4.	The vendor will ensure that the data is backed up for the two processors for any given date.

5.	The vendor will ensure that all data exception can be tracked and provided to Citibank in a Citibank desired format (will be specified at a later point).

6.	The system must demonstrate the ability to handle the following exceptions: *

5

* CONFIDENTIAL TREATMENT REQUESTED

* .

2.2.4	Standard Output File - Citibank Common Format (CCF)

1.	The Citibank Common Format (CCF) will mimic the file layout shown in Appendix 1. with any known deficiencies corrected. The vendor will review this layout and if necessary, provide recommendations for improvements.

2.	* .

3.	* .

4.	* .

5.	* .

6.	* .

2.2.5	Additional Output File

1.	Citibank will provide the specifications to the vendor for an additional output file upon the successful completion of the CCF output file described above. The purpose of this requirement is to ensure that vendor has a quick turnaround time in providing additional data output files while meeting accuracy and integrity criteria.

2.	The vendor will be given * business days to complete this file output.

2.2.6	Reports

1.	For the production of reports, the vendor will use data elements from the consolidated database (containing data from the two processors).

2.	The selection of data elements will be determined by the reports selected for the GDSP.

3.	The vendor will provide some limited control to the end user for report selection and execution. These include:

•	* ;

•	* .

•	* .

4.	The vendor will ensure that the end user of reports will not see other users’ data. In other words, the vendor will ensure that data contained in reports are based on * .

5.	For the GDSP, all reports will be in the inherent or the billed currency of the user.

6.	For the GDSP, the vendor will produce Web based reports that will mimic templates shown in Appendix B. These reports include

•	*

•	*

•	*

6

* CONFIDENTIAL TREATMENT REQUESTED

•	*

2.3	Critical Success Factors

1.	The vendor will ensure that the CCF file can settle to (reconcile) input totals (or control totals) for the two processors and paper statements of the customers.

2.	The vendor will ensure that all output data elements (for CCF file and reports) are populated with the input data elements from the two processors. In other words, no data is lost. The vendor will also ensure that the CCF file format is provided to Citibank upon acknowledgement of completion of the consolidated database.

3.	The vendor will ensure that the exception data is properly stored and transmitted to Citibank.

4.	The vendor will ensure that availability of data to the customers is 24x7.

5.	A third input (processor) file, in addition to * , must be successfully incorporated into the database. This will be deemed successful if the CCF and other file are created correctly. This must be completed within * business days.

6.	The vendor successfully develop and output a new file type within * business days from receiving the format from Citibank.

7.	The vendor must demonstrate the ability to display reports in inherent or billed currency.

8.	This pilot effort will be completed by * . (This assumes a begin date of * .)

7

* CONFIDENTIAL TREATMENT REQUESTED

Appendix 1: Draft Layout for CCF

A1.1	Cardholder Data File Layout

    *

8

* CONFIDENTIAL TREATMENT REQUESTED

    *

9

* CONFIDENTIAL TREATMENT REQUESTED

    *

10

* CONFIDENTIAL TREATMENT REQUESTED

A1.2	Transaction Data File Layout

    *

11

* CONFIDENTIAL TREATMENT REQUESTED

    *

12

* CONFIDENTIAL TREATMENT REQUESTED

A1.3	Hierarchy Layout

    *

13

* CONFIDENTIAL TREATMENT REQUESTED

Appendix B: Report Templates

Management Information System

TRANSACTION LEVEL

ACCOUNT INACTIVITY REPORT

XYZ COMPANY

ACCOUNT STATEMENT EXCEPTIONS

INACTIVITY REPORT

    *

14

* CONFIDENTIAL TREATMENT REQUESTED

Management Information System
SUMMARY LEVEL

SUPPLIER LIST BY VOLUME

    *

15

* CONFIDENTIAL TREATMENT REQUESTED

Management Information system
DETAIL LEVEL

ACCOUNT CYCLE REPORT

    *

16

* CONFIDENTIAL TREATMENT REQUESTED

Management Information System
DETAIL LEVEL

ACCOUNT LISTING

    *

17

* CONFIDENTIAL TREATMENT REQUESTED

Schedule 4

GDSP Project Plan

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

    *

* CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT II

Citibank/TRX Non Disclosure Agreement

(Effective Date: October 1, 2001)

MUTUAL NON-DISCLOSURE AGREEMENT

THIS AGREEMENT, effective as of October 1,2001 between Citibank N.A. (“Citi”), a national banking association, having an office at 111 Wall Street, New York, NY 10 _43 and Arthur H. Ltd. d/b/a TRX Data Services (“Company”) having an office at 1477 Chainbridge Road, Suite 201, McLean, VA 22101.

In consideration of the parties’ willingness to share or consider sharing their confidential information and to enter into or consider entering into a mutually beneficial relationship, as well as other good and valuable consideration, Citi and Company agree as follows:

1.	PURPOSE.

Citi and Company wish to assure the confidentiality of certain trade secrets, information and other materials which have been or may be disclosed in the course of their relationship or their consideration of whether to enter into a mutually beneficial relationship. The parties acknowledge that they have received access to such information in confidence, and/or may receive or obtain, further access to information which is not available to the general public, and which must be kept confidential for regulatory, customer relations, competitive or other legitimate business reasons.

2.	CONFIDENTIAL INFORMATION.

“Confidential Information” of a party shall ____ any information, technical data or know-how unknown to the public but known to that party including, but not limited to, information relating to trade secrets, hardware, software, screens, specifications, designs, plans, drawings, data, prototypes, discoveries, research, developments, processes, procedures, intellectual property, market research, marketing techniques and plans, business plans and strategies, customer names and other information related to customers, price lists, pricing policies or financial information. “Confidential Information” shall include (i) any analyses, compilations, studies or other materials prepared by the parties, their representatives or employees that embody or reveal any information falling within the definition above; and (ii) any information that the disclosing party obtained from another party under an obligation to maintain its confidentiality. Confidential Information may be disclosed in any form, including but not limited to, oral, demonstrative, written, electronic, graphic or machine-readable form.

3.	EXCEPTIONS.

(a) Notwithstanding anything to the contrary contained herein, neither party shall have any obligation with respect to any Confidential Information of the other party which, as evidenced by tangible records kept in the ordinary course of business: (i) is or becomes generally known to companies engaged in the same or similar businesses as the parties to this Agreement on a non-confidential basis, through no wrongful act or omission of the receiving party or breach of any obligation owed to the disclosing party by any person or entity; (ii) is lawfully obtained by the receiving party from a third party that has no obligation to the disclosing party to refrain from using or disclosing such information; (iii) is known by the receiving party prior to disclosure under this Agreement without any obligation to maintain its confidentiality and such information was not disclosed by the disclosing party under this Agreement; (iv) is independently developed by the receiving party without reference to, use of, or reliance on Confidential Information; or (v) is the subject of a written agreement whereby the disclosing party consents to the disclosure or use of such Confidential Information.

(b) If the receiving party or any of its representatives shall be under a legal obligation in connection with an administrative or judicial proceeding to disclose any Confidential Information, the receiving party shall give the disclosing party prompt notice thereof so that the disclosing party may seek a protective order and/or waive the duty of nondisclosure; provided that in the absence of such order or waiver, if the receiving party or any such representative shall in the opinion of its counsel, stand liable for contempt or be likely to suffer other censure or penalty for failure to disclose, disclosure pursuant to the order of the applicable tribunal may be made by the receiving party or its representatives to the extent necessary to prevent any such finding of contempt or other penalty without liability under this Agreement. If disclosure is necessitated as provided for in this subparagraph, the receiving party shall make every reasonable effort to preserve the secrecy of the Confidential Information and limit the scope of the disclosure, including but not limited to, seeking an appropriate protective order limiting use or disclosure of the information outside the proceeding.

4.	PROTECTION OF CONFIDENTIAL INFORMATION.

(a) Each party will only use Confidential Information for the benefit of and in furtherance of its relationship with the other party or to assess whether to enter into a mutually beneficial relationship with the other party, and shall not disclose Confidential Information to any third party. Each party agrees to protect Confidential Information from disclosure to anyone other than its directors, officers, employees, Affiliates, and subcontractors who have a business-related need to have access to such Confidential Information in connection with permissible uses of Confidential Information, and who have entered into agreements with the receiving party binding them to the confidentiality provisions of this Agreement or substantially equivalent measures. Each party further agrees to promptly notify the other party in writing of any unauthorized misappropriation, disclosure or use of the other party’s Confidential Information by any person which may come to its attention and to take all steps reasonably requested by the disclosing party to limit, stop or otherwise remedy such misappropriation, disclosure or use. Nothing in this paragraph shall be construed to limit either party’s right to take any action it deems necessary to protect its Confidential Information.

(b) Each party will only copy or reproduce Confidential Information as necessary for its use under the terms of this Agreement, and each such copy or reproduction will be marked with and/or will display the same proprietary notices that appear on the originals.

5.	AFFILIATES.

For purposes of this Agreement, “Affiliates” are those companies, existing or future, owning or owned by, either directly or indirectly, or controlling, controlled by or under common control with a party. For the purposes of this Agreement, the term “Citi” includes Citi Affiliates.

6.	PUBLICITY.

The parties agree not to issue or release any articles, advertising, publicity or other matter relating to this Agreement or mentioning or implying the name of the other party or its Affiliates or the subject matter of this Agreement without the written consent of the other party, except as may be required by law, and then only after providing the other party with an opportunity to review and comment thereon,

7.	TERM / RETURN OF MATERIALS.

(a) The obligations under the Agreement shall continue for three (3) years following termination or expiration of the relationship between Citi and Company, or, if no such relationship is formed, for three (3) years following the last communication between Citi and Company in connection with consideration of entering into a mutually beneficial relationship, provided, however, that obligations under this Agreement regarding any information constituting trade secrets (as defined by applicable law) shall continue for as long as the information in question remains a trade secret.

(b) Upon request by the disclosing party at any time, the receiving party shall promptly return or submit any documents or materials (including electronically-

stored materials), and any copies thereof, that contain, refer to, reflect or reveal Confidential Information, which shall at all times remain the sole and exclusive property of the disclosing party.

8.	INJUNCT1VE RELIEF.

The unauthorized disclosure or use of any Confidential Information would cause immediate and irreparable injury to the disclosing party and/or its Affiliates which could not be adequately compensated by monetary damages. Each party therefore acknowledges that a disclosing party and/or its Affiliates are entitled to any temporary or permanent injunctive relief necessary to prevent such disclosure or use, or threat of disclosure or use.

9.	OWNERSHIP.

(a) No license to the receiving party under any trademark, patent, copyright or any other intellectual property right is either granted or implied by the disclosure of Confidential Information to such party. None of the Confidential Information which may be disclosed to the receiving party shall constitute any representation, warranty, assurance, guarantee or inducement by the disclosing party of any kind including but not limited to representations, warranties, assurances, guarantees or inducements with respect to the non-infringement of trademarks, patents, copyrights or any other intellectual property rights, or of other rights of any person or entity.

(b) All Confidential Information, copies or reproductions thereof, and all information and material that derives from it, shall be and will remain the sole and exclusive property of the disclosing party until and unless some other written agreement is made regarding the Confidential Information. This Agreement does not transfer any license or other right to use the Confidential Information other than as proscribed in this Agreement, and does not obligate either party to provide any such rights in the future.

10.	NO COMMITMENT.

Subject to the undersigned’s confidentiality obligations under this Agreement, this Agreement does not obligate either party to enter into or continue a binding business relationship with the other party, and nothing contained herein shill be deemed or construed to preclude either party from independently pursuing any opportunities discussed with the other party (alone, or in connection with any other party).

11.	NO EXPORT OUTSIDE U.S.

In addition to and without limitation of any obligations under this Agreement:

(a)	The parties agree they will not, without the prior written consent of the other party, transmit, directly or indirectly, the Confidential Information received under this Agreement or any portion thereof to any country outside the United States.

(b)	The parties agree that, unless prior written authorization is obtained from the disclosing party and from the United States Department of Commerce or other relevant agency of the U. S. Government, the receiving party will not knowingly reexport, directly or indirectly, the Confidential Information — or allow the direct product of such Confidential Information to be exported, directly or indirectly, in violation of United States export laws.

12.	NOTIFICATION.

All notices provided for in this Agreement shall be in writing and shall be sent by registered or certified mail to:

If to Citi	If to Company:
Attn: Jack Slavinski
Cc: Reshma Rodricks	Attn: Christopher Brittin
Citibank, N A.	TRX Data Services
111 Wall Street	1477 Chainbridge Road, Suite 201
New York, NY 10043	McLean, VA 22101

The parties agree that any change in the information listed in this Articles will be promptly disclosed in writing to the other party and will be effective only on receipt of such written notification.

13.	GENERAL PROVISIONS.

(a) This Agreement shall be governed by and construed and enforced exclusively in accordance with the laws of the State of New York as if this Agreement were made in New York for performance entirely within the State of New York.

(b) The provisions of this Agreement that by their sense and context are meant to survive the expiration or sooner termination of the Agreement shall so survive, including but not limited to confidentiality and export provisions.

(c) This Agreement contains the full and complete understanding of the panics with respect to the subject matter of this Agreement, and supersedes all prior representations and understandings, whether oral or written.

(d) If any provision of this Agreement is invalid or unenforceable under applicable law, that provision shall be enforced to the maximum extent possible and the remaining provisions shall remain in full force and effect.

(e) This Agreement shall be binding on the parties and their respective successors and assigns. Neither party may assign all or any portion of this Agreement or any rights or obligations hereunder without the prior written consent of the other party and any such attempted assignment shall be void. Notwithstanding the foregoing, Citi may assign all or any portion of this Agreement to an Affiliate upon notice to Company of such assignment.

(f) Modification or waiver of any provision of this Agreement shall be effective only if such modification or waiver is in writing and signed by a duly authorized officer of the party against whom enforcement is sought.

(g) This Agreement is without prejudice to any rights either party may have under patent, trademark, copyright, trade secret or other applicable law.

(h) This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

In Witness Whereof, the parties to this Agreement, through their duly authorized officers, have executed this Agreement as of the day and year first set forth below.

TRX Data Services		Citibank, N.A.

By:	/s/ Christopher M. Brittin	By:	/s/ Jack Slavinski
Name:	Christopher M. Brittin	Name:	Jack Slavinski
Title:	EVP, TRX Data Services	Title:	SVP, Citibank
Date:	8-Jan-2002	Date:	Jan 23, 2002

EXHIBIT III

FORMS

Schedule 1

PROVIDER AND INDEPENDENT CONTRACTOR CERTIFICATION FORM

To comply with federal and state laws, it is mandatory that workers identified as “Independent Contractors” and “Providers” are correctly classified as such. Therefore, the following certification must be completed and signed by a supervising officer and Provider/Independent Contractor and kept on file in your business unit. An Independent Contractor or Provider who cannot satisfy the listed criteria will not be paid through National Payables.

Name of Provider/Contractor	Group/ Business Department

CERTIFICATION

I hereby certify above Provider/Contractor has performed work in the above Group or Department and meets all the following conditions and can be paid as a Provider or Independent Contractor:

•	The Provider/Contractor has the right to control and direct the means and manner in which the project is to be accomplished.

•	The agreed fee or payment for the project is for the delivery of a completed work project or segments thereof.

•	The Provider/Contractor has an independent place of business or is able to perform the services off premises. If not, explain below:

____________________________________________________________________________________________________

____________________________________________________________________________________________________

•	The Provider/Contractor makes his/her services available to other clients.

The information I have provided on this form is accurate to the best of my knowledge and is subject to verification. I understand that any misrepresentation or omission of fact on this form may be grounds for corrective action, up to and including termination of my employment.

Signature of Citi Project Manager / Supervising Officer	Date

The information I have provided on this form is accurate to the best of my knowledge and is subject to verification. I understand that any misrepresentation or omission of fact on this form may result in the immediate termination of my services and cancellation of my agreement for services.

Signature of Independent Contractor or Provider	Date

32.1

Schedule 2

PRO FORMA INVOICE FOR PROVIDER SERVICES

(to be type on Provider Firm’s Letterhead)

Date:
Period Covered (Start Date and Estimated Completion Date): _______________________________________________________
Name of Assignment: _______________________________________________________________________________________
Name of Provider’s Firm: _______________________________________________________________________
Provider’s Federal Identification Number. __________________________________________________________
Provider’s Project Manager in Charge: _________________________________________________________________________
Citi Cost Center (Project and Account Numbers): ________________________________________________________________
Citi Project Manager and Telephone Number. ___________________________________________________________________

Monthly Assignment Progress Summary:

(Discuss costs incurred, future costs, estimated completion dates and variances to the existing Work Order. This must address progress toward completion of the deliverables and indicate if the Acceptance Criteria has been met)

Citi Fees:

Date	Description of Work Done by Deliverable	Provider	Rate	Hours	Cost

Total Fees:

PRO FORMA INVOICE FOR PROVIDER SERVICES, continued

Citi Disbursements Itemized:

Type	Description	Cost
Airfare (specify number of trips and names of travelers)
Lodging
Business Meals/Entertainment
Private Cars/Taxi/Car Rentals
Long Distance Calls/Faxes
Photocopying (specify number of pages and cost per page)
Video-conferencing
Third-party Service Finns (attach third-party invoice)
Other (itemize)

Total Disbursements:	$
Total Fees and Disbursements:	$

Assignment-To-Date Expense Summary:

	Actual Costs	Not-to-Exceed Cost Estimate	Balance Remaining	Comments/ Variance Explanation*
Fees:
Disbursements:
TOTAL:

*	Any revised cost estimate(s) must be approved by Citi according to policy.

PRO FORMA INVOICE FOR PROVIDER SERVICES, CONTINUED

ATTESTATION

FOR PROJECT MANAGER:

•	If payment is being made to a corporation or partnership that has an Employer Identification Number on file with Citibank’s National Payments Department, the following Authorization Statement must be included verbatim with every bill:

My signature below attests to the fact that valid, approved copies of the following documents are on file for the above named Provider, an approved contract, Assignment Plan and Cost Estimate Statement and written verification from the Legal Counsel assigned to my Business Unit certifying that he/she has reviewed the contract with Provider. I further attest that the Provider has complied with all requirements of the Spend Mart Policy for Engaging Outside Provider in the U.S.

•	If payment is being made to a Provider who does not have a Employer Identification Number on file with Citibank’s National Payments Department, the following Authorization Statement must be included verbatim with every bill:

My signature below attests to the fact that valid, approved copies of the following documents are on file for the above named Provider: an approved contract, Assignment Plan and Cost Estimate Statement, Provider and Independent Contractors Certification Form and written verification for the Legal Counsel assignment to my Business Unit certifying that he/she has reviewed the contract with Provider. I further attest that the Provider has complied with all requirement of the Spend Smart Policy for Engaging Outside Provider in the U.S.

The Project Manager’s (or designee) signature, print name and date signed:

Signature:

Print Name:

Date:

EXHIBIT IV

Provider Obligations and Requirements for Processing of Personal Data

In order to further ensure adequate safeguards with respect to the protection of privacy and fundamental rights and freedoms of individuals for the transfer by Citibank N.A., its Affiliates, or it third party service providers to Provider of the Personal Data (“Personal Data” shall mean any information relating to an identified or identifiable natural person) to be processed under the terms of this Agreement, Provider agrees and warrants:

(a) to process the Personal Data on behalf of Citi and in compliance with the terms of this Agreement, if Provider cannot provide such compliance for whatever reason, Provider agrees to inform Citi promptly of its inability to comply, in which case Citi may suspend the transfer of data and treat such non compliance as a material breach of this Agreement;

(b) that Provider has implemented the technical and organizational security measures specified in Schedule 1 of this Exhibit IV before processing the Personal Data.

(c) that Provider shall promptly notify the Citi about:

(i) any legally binding request for disclosure of the Personal Data by a law enforcement authority unless otherwise prohibited, such as a prohibition under criminal law to preserve the confidentiality of a law enforcement investigation,

(ii) any accidental or unauthorized access and

(iii) any request received directly from the data subjects before responding to that request, unless otherwise legally authorized to do so.

(d) that Provider shall deal promptly and properly with all inquiries from Citi relating to Provider’s processing of the Personal Data and to comply with any applicable mandates of any Supervisory Authority (“Supervisory Authority” shall mean a public authority of a country in the European Union responsible for regulating, enforcing, or monitoring Personal Data as described in Directive 95/46EC) with regard to the processing of the Personal Data;

(e) that Provider upon the reasonable request of Citi, shall submit its data processing facilities, data files, and documentation needed for processing to an audit/or certification by Citi (or any independent or impartial inspection by agents or auditors selected by Citi) to ascertain the compliance with the warranties and terms of this Exhibit IV and the attached Schedule upon reasonable notice and during regular business hours at Citi’s expense.

Provider further agrees:

a) that it shall be liable to Citi for damages it causes by any breach of the provisions of this Exhibit and attached Schedule.

b) that Provider shall indemnify Citi or its affiliates who provide Personal Data to Provider pursuant to this Agreement from any claims, liability, loss, cost or expense, brought by Data Subjects (“Data Subject” shall mean a natural person who can be identified, directly or indirectly, in particular by reference to an identification number or to one or more factors to his physical, physiological, mental, cultural, economic or social identity.) arising out of or resulting from a breach of the terms of this Exhibit IV or the attached Schedule.

c) that the Supervisory Authority has the right to conduct an audit of the Provider which has the same scope and is subject to the same conditions as would apply to an audit of Citi under the applicable data protection law.

d) that upon the termination of the provision of these processing services, Provider shall, at the choice of Citi, return all the Personal Data transferred and the copies thereof to Citi or shall destroy all the Personal Data and certify to Citi that Provider has done so. Any information retained under Section 2 D shall not contain any Personal Data.

EXHIBIT IV

Schedule 1

Technical and Organizational Security Measures

Citi and Provider undertake to institute and maintain the data protection measures to accomplish the following objectives outlined in numbers 1 to 11. The details given are to be interpreted as examples of how to achieve an adequate data protection level for each point Provider may change to different suitable measures and adapt to technological security development, provided that the level of data protection to be achieved for each point is equivalent to the standard outlined here.

1.	Access Control of Persons

Provider shall implement suitable measures in order to prevent unauthorized persons from gaining access to the data processing equipment where the data transferred by the Citi is processed.

This shall be accomplished by:

a.	* ;

b.	* ;

c.	* ;

d.	* ;

e.	* ;

f.	*

g.	* ;

h.	* ;

i.	* ;

j.	* ;

k.	* .

2.	Data Media Control

Provider undertakes to Implement suitable measures to prevent the unauthorized manipulation of the media including reading, copying, alteration or removal of the data media used by Provider and containing Personal Data of the Citi’s customers.

This shall be accomplished by:

a.	* ;

b.	* ;

* CONFIDENTIAL TREATMENT REQUESTED

c.	* ;

d.	* ;

e.	* ;

f.	* ;

g.	* .

3.	Data Memory Control

Provider undertakes to implement suitable measures to prevent unauthorized input into the data memory and the unauthorized reading, alteration or deletion of the stored data on the Citi’s customers. Partial compliance may be achieved by use of dedicated hardware for Citi production processes.

This shall be accomplished by:

a.	* ;

b.	* ;

c.	* ;

d.	* ;

e.	* ;

f.	* ;

g.	* ;

h.	* ;

i.	* ;

j.	* ;

k.	* .

l.	* .

m.	* .

4.	User Control

Provider shall implement suitable measures to prevent its data processing systems from being used by unauthorized persons by means of data transmission equipment.

This shall be accomplished by:

a.	* ;

b.	* ;

c.	* ;

* CONFIDENTIAL TREATMENT REQUESTED

d.	* ;

e.	* .

5.	Personnel Control

Upon request, of Citi, Provider shall provide Citi with a list of the Provider’s employees entrusted with processing the Personal Data transferred by Citi, together with a description of their access rights.

6.	Access Control to Data

Provider commits that the persons entitled to use Provider’s data processing system are only able to access the data within the scope and to the extent covered by their respective access permission (authorization).

This may be accomplished by:

a.	* ;

b.	* ;

c.	* ;

d.	* ;

e.	* .

7.	Transmission Control

Provider shall be obliged to enable the verification and tracing of the locations / destinations to which the Citi’s customers data are transferred by utilization of Provider’s data communication equipment / devices.

This may be accomplished by:

a.	* ;

b.	* .

8.	Input Control

Provider shall provide for the retrospective ability to review and determine the time and the point of the Citi’s customer’s data entry into Provider’s data processing system.

This may be accomplished by:

a.	* ;

b.	* .

* CONFIDENTIAL TREATMENT REQUESTED

9.	Instructional Control

Citi’s customers’ data transferred by Citi to Data Provider may only be processed in accordance with provisions of this Agreement and any written procedures which have been agreed to by the parties and govern all aspects of the processing transactions.

This may be accomplished by:

a.	* ;

b.	* .

10.	Transport Control

Provider and the Citi shall implement suitable measures to prevent the Citi’s Personal Data from being read, copied, altered or deleted by unauthorized persons during the transmission thereof or during the transport of the data media.

This may be accomplished by:

a.	* .

b.	*

11.	Organization Control

Provider shall maintain its internal organization in a manner that meets the requirements of this Agreement

This shall be accomplished by:

a.	* .

b.	* ;

c.	* ;

d.	* .

* CONFIDENTIAL TREATMENT REQUESTED

Confidential Information of Citibank N.A.

Citibank Substance Abuse Policy

Substance abuse

To meet responsibilities to employees, customers, and shareholders, Citibank is committed to a work environment unimpaired by substance abuse,

Misusing controlled substances or selling, manufacturing, distributing, possessing, using, or being under the influence of illegal substances on the job or at company-sponsored functions is prohibited.

Where warranted, employees using alcohol or controlled substances may be referred for treatment. Employees are required to cooperate fully iii any investigation, and, if warranted, to follow treatment and to remain drug free.

Human Resources responsibilities

•	Contact the Citibank Employee Assistance Program in New York for assistance in managing issues of substance abuse.

Supervisor responsibilities

•	Schedule temporary agency personnel and independent contractors for drug testing as soon as an on-site assignment to the corporation is expected to continue more than 60 days. Drug testing can be done either at the onset of the assignment or at any time during the initial 60 days of the assignment.

•	Consult with Human Resources to determine appropriate action if an employee demonstrates behavior that poses a danger to the employee or others in the workplace.

•	Contact Human Resources, Corporate Security, or the local security unit if an employee is Suspected of buying, selling, manufacturing, possessing, or distributing illegal drugs or controlled substances on company premises or at company-sponsored functions.

Substance abuse on the job

An employee is required to meet with the local Employee Assistance Program (EAP) if the employee reveals a substance abuse problem as a contributing factor to poor performance or if the employee voluntarily reveals use of illegal substances or abuse of prescription drugs, although job performance hasn’t been an issue or has not been impaired enough to warrant documentation.

If an employee demonstrates behavior that poses a danger to the employee or others in the workplace, the supervisor consults with Human Resources. If both the supervisor and Human Resources representative agree it’s the supervisor offers the employee referral to the local EAP.

If the employee refuses to meet with the EAP, the employee may be required to have a medical examination. Because this examination is regulated by the Americans with Disabilities Act, Staff Relations must be contacted before requiring the employee to have the medical examination.

As a result of the medical examination, testing for substance abuse may be required, provided it’s in accordance with applicable law.

Employees undergoing treatment are expected to remain drug free and cooperate in periodic drug testing. Employees who fail to make progress in rehabilitation, don’t remain drug free, or perform unsatisfactory on the job are subject to termination of employment.

If the business has a federal contract, there is a legal requirement to notify its contracting agency within 10 days of receiving notice of an employee’s conviction for a criminal drug violation occurring in the workplace. The supervisor should contact Human Resources before notifying any federal agency.

Within 30 days of receiving the notice of conviction, the business must take an “appropriate” action with the employee convicted of a workplace-related drug offense. This may include termination of employment or the requirement of satisfactory participation in a drug-rehabilitation program.

Citigroup Information Security Standards

Rationale:

Information Security is a business risk management issue. To effectively secure Citigroup information, businesses must address seven fundamental questions:

•	Do we know who is using the service?

•	Can we control what they do?

•	Can we ensure the integrity of the information?

•	Can we prevent unauthorized changes to information?

•	Can we provide for non-repudiation of a transaction? (Can it be proved that someone performed a transaction?)

•	Do we know:

•	If there is a problem?

•	Soon enough to take appropriate action?

•	How to minimize/contain the problem?

•	Can we prevent denial of service?

The Citigroup Information Security Policy & Standards will help businesses answer these questions and provide the basis for an effective information security program.

© Citigroup. Information contained herein is for Internal Use and may be used only for business purposes authorized by Citigroup.

1

Definitions:

•	Citigroup Information—All transactional records, customer information, memos, reports, e-mail, software and other data owned or managed by Citigroup.

•	External Provider—Any temporary, consultant, contract staff or other vendor who processes, manages or accesses Citigroup Information.

•	Functional IDs—Generic accounts (e.g., Root, Administrator) that are required by the operating system or system level software, and are associated with a group, function or role.

•	Information Classification—

RESTRICTED—

•	Information that, if disclosed to unauthorized individuals, could have a significant impact on Citigroup’s legal or regulatory obligations or on its financial status, customers or franchise.
•	Identity authentication information including passwords and personal identification numbers (PINS).
•	Any form of cryptographic key.

CONFIDENTIAL—

•	Information about customers, employees and Citigroup business that the Corporation is obligated to protect.
•	Information that the business unit determines has the potential to provide a competitive advantage or have a significant impact on the business if disclosed to unauthorized individuals.

INTERNAL—Information that is commonly shared within Citigroup, is not intended for distribution outside Citigroup and is not classified as RESTRICTED or CONFIDENTIAL.

PUBLIC—Information that is freely available outside of Citigroup or is intended for public use by the Information Owner.

•	Information Systems—Products, applications, computers, systems, networks, services and technologies used to store, process or transmit Citigroup Information.

Standards:

1. Identification and Authentication

    *

© Citigroup. Information contained herein is for Internal Use and may be used only for business purposes authorized by Citigroup.

2

* CONFIDENTIAL TREATMENT REQUESTED

    *

2. Authorization and Access Control

    *

3. Confidentiality and Integrity

    *

© Citigroup. Information contained herein is for Internal Use and may be used only for business purposes authorized by Citigroup.

3

* CONFIDENTIAL TREATMENT REQUESTED

    *

4. Incident Detection and Response

    *

5. Administration

    *

© Citigroup. Information contained herein is for Internal Use and may be used only for business purposes authorized by Citigroup.

4

* CONFIDENTIAL TREATMENT REQUESTED

    *

6. Ethical Hacking

    *

7. Cryptography and PKI

    *

© Citigroup. Information contained herein is for Internal Use and may be used only for business purposes authorized by Citigroup.

5

* CONFIDENTIAL TREATMENT REQUESTED

ADDENDUM TO THE CONTRACT

EXHIBIT V	WORK ORDER FOR ONGOING TRX GLOBAL DATA SERVICES

Schedule 1	Work Order for Ongoing Data Services

Schedule 2	Pricing Schedule

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Schedule I

WORK ORDER FOR ONGOING

TRX GLOBAL DATA SERVICES

1.0	Scope

This Work Order is entered into by and between TRX Data Services Inc., having a place of business at 8405 Greensboro Drive, Suite 140, McLean, Virginia 22102 (“TRX”) and Citicorp North America, Inc. having offices at 750 Washington Boulevard, Stamford, Connecticut (“Citi”).

This Work Order is issued pursuant to the Master Services Agreement effective February 1, 2002 (the “Agreement”) made by and between TRX Data Services, Inc. and Citibank N.A., on behalf of its e-Business unit, which is incorporated herein by reference. Any term not otherwise defined in this Work Order shall have the same meaning ascribed to it in the Agreement.

This document identifies the deliverables and the services to be offered by TRX to Citi in order to meet the requirements to support the TRX Global Data Services (GDS) project. The Effective Date of this Work Order shall be January 13, 2008 and shall continue for as long as the Data Processing Services are provided by TRX under this Work Order or as such other periods as may be agreed upon in writing by the parties.

2.0	Purpose for the Work Order.

In support of cost-effective development and deployment of a competitive global solution for file delivery and reporting with globally consolidated Data; Citi will engage the vendor, TRX Data Services, Inc, to provide ongoing service to Citi as it relates to the Extendable Data Warehouse (EDW). The key objective of this project is to provide ongoing data processing and consolidation services including;

•	Services in support of Data import into the EDW from multiple Data sources as requested by Citi,

•	Services in support of Data export out of the EDW in file formats upon request by Citi,

•	Services in support of the enhancement of transaction Data upon request by Citi,

•	Services in support of application hosting including reporting, Data analysis, and tracking software in order to maintain the necessary capacity and performance requirements of the EDW as specified in this Work Order,

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•	Provide associated ongoing system support, maintenance and monitoring of all hardware and software associated with the EDW.

•	Provide monthly statement of account information for government travel management companies (TMCs).

3.0	Related Documents.

The Citi requirements contained in the documents identified below shall be incorporated into the Deliverables under this Work Order.

•	Schedule II – Pricing for Ongoing TRX Global Data Services.

•	Citi will require an updated project plan on a bi-weekly basis that incorporates new requests and project efforts, the detailed plan will be delivered by TRX to Citi 30 days after the execution of this Work Order.

4.0	Matters related to Global Data Services Pilot

4.1.     *     File Translation. It is agreed by the parties that the file translation from     *     (as specified in the Global Data Services Pilot “GDSP” Work Order signed April 17, 2002) to CCF that has not been certified by a Citi client (as defined herein) remains an open Deliverable. Citi reserves the right to have the file client certified and any modifications to the GDSP system made to meet the requirements expected as part of the GDSP. Citi will have one (1) year from the date of signing of this Work Order to have the file certified and document any reasonable modifications to be made by TRX at no charge to Citi. Citi client as used in this Work Order shall mean a client of Citi or one of its Affiliates as may be designated by Citi.

4.2 Resolution of Information Security Review Findings- As part of the Citi information security practices and procedures site visits occurred at the InFlow data center in Atlanta, GA and the TRX facility in Milton, FL., the site visits resulted in findings and recommended corrective actions related to the protection of Citi Data or Data over which Citi controls or maintains custody that will be maintained by TRX at each location.. This was documented and delivered to TRX under separate cover. TRX has agreed to implement the recommended corrective actions within     *     days of the execution of this Work Order. Citibank retains the right to cease this Work Order, without penalty, if the corrective actions are not addressed by TRX in a manner and time frame specified in the Information Security Site Review that was approved and agreed upon by both TRX and Citi (provided under separate cover with this contract).

4.3 Payment for Historical Transmission file Services. Citi agrees to pay TRX for all transactions accepted from and loaded into the consolidated database that TRX maintains on behalf of Citi. TRX will be reimbursed for this service at the rate agreed between TRX and Citi in this Work Order. In addition, all files transmitted by TRX on behalf of Citi for

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* CONFIDENTIAL TREATMENT REQUESTED

Citi’s clients will be paid for at the rate specified in this Work Order for both file transmission and file setup and administration. Transactions loaded and files transmitted beginning August 19, 2002 shall be subject to payment under this Work Order.

4.4 Period of Transition from Pilot to Production. From the execution of the Work Order, TRX will have     *     calendar days, unless otherwise specified in this Work Order or the Master Services Agreement or its amendments, to convert from the pilot configuration and location to that of the production environment that has been proposed. This     *     days will include the installation and commissioning of all hardware, software, processes, and support structures as is necessary for a production environment. Additionally, this will include all information security findings, Continuance of Business (COB) testing and certification, secure file translation, and hosting.

5.0	Service Deliverables

TRX will be commissioned to provide services as they relate to the management, support, import to and export from Data from the EDW, as well as providing additional support as needed and specified by Citi and agreed to by TRX in writing and shall be made a part of this Work Order. All requests for new services by Citi will be delivered to TRX by the Citi Global Data Services Project Management team.

The requirements identified in this statement of work are intended to establish the overall expectations and composition of service support as well as activities not suitable to be identified on a task-by-task basis.

6.0	Requirements

6.1	File Translation is the method of mapping one or more predefined sources of Data into another formatted Data source.

*

*

*

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* CONFIDENTIAL TREATMENT REQUESTED

*

*

*

*

6.2	File Delivery is the process of creating formatted files from one or more Data sources and transmitting them to Citi or its clients by electronic or physical media. This would be a recurring activity, once the file translation and mapping is complete. For example; once the CCF from * Data translation and mapping is complete, Citi would be able to request CCF file deliveries of * Data for any of its clients.

*

*

*

*

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* CONFIDENTIAL TREATMENT REQUESTED

*

*

*

6.2.4	TRX must recreate historical files and provide file delivery from historical data as specified below upon request. Files will be delivered within the timeframes specified and there will be no impact to production delivery schedules, other development and EDW support work; in the event TRX is unable to meet these timeframes the Provider will notify Citi and a delivery timeframe will be mutually agreed upon;

*

*

*

*

6.2.5	Costs associated with the recreation and transmission of manual files will be charged on an hourly basis and specified as part of this Work Order.

6.2.6	Citi will be provided a means to perform queries against the EDW in an ad hoc fashion. Authorized Citi staff would execute these queries for the purposes of transaction research and traditional file delivery support.

*

*

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    *

*

6.3	Enhanced Data: Citi has a need to acquire enhanced Data for credit card information that is both accurate and reconciled to the credit card transaction. This information is needed for hotels, airlines, and car rental companies and is over and above that which is currently provided by the associations (Visa and MasterCard). This Data must be association independent as well as timely to be of use to the majority of commercial card clients of Citi and its Affiliates. All data that has been matched to Citi’s transaction records will be retained as part of the transaction record and subject to all file retention and COB requirements as specified in 6.4.11.

*

*

*

*

*

*

6.4	Technical and Operations Support

*

*

*

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6.4.2.2	Procedure to provide direct telephone support as specified herein.

*

*

*

6.4.2.3	Email support capability for non-urgent inquires (issues determined to be either medium or low risk as determined by Citi).

6.4.2.4	Procedure to identify and report system outages including all outages whether or not there is any Citi client visible impact.

6.4.3	TRX will be required to provide resolution of identified production issues and their root cause within time frames relative to the level of impact of the issue. Within * days from the commencement of the Word Order, TRX and Citibank will have a documented and mutually agreed upon problem resolution process defined.

6.4.3.1	Risk Issues will be tracked including but not limited to reporting person, issue description, dates reported, clients impacted, risk level, and resolution date and notes identifying efforts taken to resolve the issue.

6.4.3.2	The tracking of non-outage software or design issues must be provided to Citi electronically as either a file, report, or secure website. Citi will retain the right to identify the risk associated with a reported issue.

6.4.3.2.1	Severity Level 1 (High Risk)- Issues with immediate financial, legal, or regulatory risk to Citi and its clients or system. Either correction or documented plan for resolution is required within * .

6.4.3.2.2	Severity Level 2 (Medium Risk)- Issues with minor financial, legal, or regulatory risk to Citi and its clients. Either correction or documented plan for resolution required within * business days

6.4.3.2.3	Severity Level 3 (Low Risk)- Issues with negligible financial, legal or regulatory risk to Citi and its clients. Either correction or documented plan for resolution is required within a mutually agreed upon timeframe not to exceed * business days

6.4.3.2.4	TRX and Citi will meet on a regular basis to review all outstanding issues, resolution status to evaluate new issues including system errors and outages.

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6.4.4	Any changes to the escalation procedure and escalation points of contact must be submitted in writing to Citi at least * Business days prior to the change taking effect.

6.4.5	TRX must provide user entitlements and other reports in support of the Citi Information Security requirements as defined in the Citigroup Information Technology Management Policy (dated January 2003) and Citibank Information Security Policy which shall be provided to TRX) including client user entitlements, system and application user IDs, updated architecture documents and other reports upon request include developer/employee access to production. etc.

6.4.6	TRX must maintain an audit trail of times and dates for all file deliveries and make it available upon request by Citi.

6.4.7	TRX will have a designated window (“Green Zone”) each week when necessary system maintenance and software installation may occur. This window of time will be no more than * .

6.4.8	System outages outside this Green Zone window of time will be considered unscheduled outages and will not drop below * system uptime * , or unless otherwise mutually agreed.

6.4.9	Any unscheduled outage will be tracked and alerts sent to the Citi Project Management Team at the time of the unscheduled outage in a manner consistent to what is specified and agreed upon in the escalation procedures. The Citi Project Management team will consist of Citi Technology Project Manager, Citi Business Project Manager, and Director of the Project Technology Integration Group. A member of the Citi Project Management team may request other alert recipients at any time. This alerting procedure will be included as part of the escalation procedure.

6.4.10	In the event of a system outage, TRX will (i) immediately work to correct the outage to bring the system back on-line; (ii) thereafter, provide written documentation to explain of the root cause of the outage,; (iii) provide a plan containing the necessary steps to correct the outage; and (iv) detail such additional measures that will be put in place to mitigate the root cause of the outage and its possible reoccurrence

6.4.11	TRX must maintain sufficient resources and documented procedures per Citi requirements for the maintenance and use of COB. COB will be in conformance with Citi’s CITMP policies including testing and certifying within * of the execution of this Work Order. Specifically, in the event of an outage at the primary Data center, TRX will be able to utilize the COB location and continue processing of Citi files with no degradation in the quality of service or ability to meet file delivery commitment times and dates. Due to the global nature of this project, COB environment must be able to manage all processing, file delivery, and Data

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consolidation needs with no disruption to file delivery windows. An acceptable period of time for cut over from the production environment to the COB environment will be documented in COB plan and mutually agreed upon between Citi and TRX.

6.5	TMC Support

6.5.1	Citi will transmit statement quality transaction files to Provider including but not limited to one of the following formats:

*

6.5.2	Statement of account information (i.e. invoice Data) for the appropriate cycle dates and accounts shall be provided to the TMCs in the following specified formats;

*

7.0	Pursuant to Amendment #1 to the Master Services Agreement, Provider will maintain the following code, designs, and materials in Escrow. TRX will provide Escrow service for any code or design work that is necessary for maintenance, control, and processing of the Data. The items to be stored, updated, and maintained in escrow include the following;

7.1	Logical design, which includes at least:

*

7.2	Physical design, which includes at least:

*

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*

7.3	Codes, which include at least

*

7.4	Operations, which include at least

*

8.0	Additional Terms

8.1	Data Processing: “Data Processing” (“DP”) shall refer to those services set forth in this Work Order which include but are not limited to the importation, processing, monitoring, consolidation, enhancement, formatting, reporting and delivery of Data in connection with the Extendable Data Warehouse Project.

8.2	Term: the term of the DP services to be provided under this Work Order shall be for a term of three (3) years and begin on the Effective Date of this Work Order and shall expire on three years from the Effective Date of this Work Order. The DP Services under this Work Order will renew automatically each year for an additional term of one (1) year unless one party provides the other with written notice of its intent to terminate not less than ninety (90) days prior to the end of the current term.

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8.3	Additional Service and Deliverable Warranty: In addition to the warranties set forth in Section 7 of the Master Services agreement, TRX warrants for the purposes of this Work Order (i) that all deliverables shall be prepared and services rendered in a workmanlike manner with professional diligence and skill, and (ii) that all deliverables and services will function with the systems for which they are designed or as specified in the Citi Requirements or the requirements of this Work Order, and (iii) that the deliverables substantially conform to the specifications and function including those of Citi’s vendors as are set forth in this Work Order and Citi Requirements or as agreed to by Citi. The warranty period for deliverables shall extend for a period of one year from the date of the acceptance of the deliverables by Citi.

8.4	Performance: Provider shall use its best efforts to provide the DP Services for Citi in a timely manner and in accordance with the performance requirements set forth in this Work Order, or subsequent processing schedules submitted by Citi to TRX and agreed to by TRX. TRX acknowledges that prompt performance and delivery of Data and files is necessary in order for Citi to meet its internal operating requirements and those of its clients. TRX shall meet with Citi as frequently as both parties determine necessary to compare actual performance reports prepared by TRX with the performance requirements set forth herein. TRX’s reports shall be in a format acceptable to Citi. Citi reserves the right to propose and negotiate with TRX a performance penalty if TRX consistently fails to meet the performance requirements, and such failure can be adequately documented by Citi.

8.5	Disaster Recovery Plan: Throughout the term of the DP services, TRX shall retain a written disaster recovery plan (“The Plan”) and maintain the capacity to execute such Plan in the event of the failure of TRX’s capability to provide the services as outlined in this Work Order. The Plan shall be provided to Citi for review and approval within * of the effective date of this Work Order, and shall comply with Citi information security requirements provided to TRX. The Plan will be provided to Citi on an annual basis and tested annually with a test report provided to Citi. No changes will be made to the Plan without Citi’s prior written approval.

8.6	Provider Responsibilities: Provider shall be responsible for providing, maintaining, and supporting at its expense all systems, programs, telecommunication lines and other equipment used to provide the DP services. TRX shall provide Citi, its designated affiliates and subcontractors access to its database for the purposes of transmission and receipt of the data in connection with the services provided hereunder.

8.7	Ownership: The terms of Section 6 of the Master Agreement shall apply to Citi with respect to the ownership rights of the parties in Technology and Data. Citi Technology shall include all database management designs, layouts, and requirements submitted to TRX for the purposes of the performance of the services under the Master Agreement and Work Orders. TRX may not use Citi Technology related to the database for any purpose other than the provision of services to Citi.

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8.8	Subcontractors: TRX shall not subcontract any of its responsibilities for providing the services hereunder to any third party without the prior written consent of Citi which consent shall not be unreasonably withheld. Provider remains responsible for all services provided under this Work Order regardless of whether such services are provided by TRX or through a third party subcontractor.

8.9	License granted by Provider: During the performance of this Work Order, TRX shall provide Citi with a license to use the TRX Technology necessary to utilize the deliverables and services provided hereunder.

8.10	License granted by Citi: Citi shall procure the necessary rights in order to grant to TRX a non-exclusive, non-transferable, limited license to use the CCF and such other Citi Technology without the right to sublicense solely for the purposes of performing the Services and creating the Deliverables under the terms of this Work Order. TRX acknowledges that the CCF and Citi Technology and their sequence, structure and organization are proprietary to Citi and that Citi retains exclusive ownership of the CCF and Citi Technology. TRX hereby agrees to take commercially reasonable measures to protect Citi’s rights in the CCF and the Citi Technology. Except as otherwise provided in this Work Order, TRX shall not (i) itself, or through an Affiliate or third party, reproduce, copy, modify, translate, disassemble, reverse engineer, or otherwise attempt, or permit others to attempt to discover the source code for the CCF and Citi Technology, in whole or in part, or (ii) create derivative software or software programs based upon the CCF or Citi Technology, or (iii) lease, lend or otherwise provide the use of the CCF or Citi Technology to a third party or service bureau without the written consent of Citi. This license shall terminate upon the earlier of the termination of the Work Order or Citi’s Acceptance of the Deliverables. Upon the termination of the license granted in this subsection, TRX shall immediately return all materials, documents, and Citi Technology related to CCF in its possession.

8.11	General Knowledge: Each party shall be entitled to use, disclose, and otherwise employ general knowledge, ideas, know-how, skills, or techniques acquired by employees of the parties during the performance of their obligations under the Work Order. Provided however, the permitted use shall not include information intangible form (i.e. written or other documentary form, including tape or disk). In no event may such use of general knowledge include the use of a party’s Confidential Information, which shall be treated in accordance with the terms of Section 8 of the Agreement. Citi’s CCF and related Citi Technology and TRX’s Technology are excluded from General Knowledge.

8.12	Information Security: During the course of this Work Order, TRX will ensure that all Data communications between TRX, Citi or any of Citi’s clients are secured with Citi accepted encryption processes and policies. Additionally, this Work Order will require adherence to all information security guidelines and practices as specified in the Master Services agreement and GDS pilot. As part of the requirement for information security and protection, TRX will take steps to

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support Citi’s requirements in regards to the Security Incident Response Team (SIRT) guidelines as it relates to Citi specific Data and information. Specific requirements include:

*

8.13	Compliance with Laws of Other Jurisdictions: In addition to the compliance with Section 13 A of the Agreement, Provider agrees to comply with (i) the laws and regulations of any state or country exercising control or jurisdiction over the Data processed, stored, or transmitted by Provider in providing its Services under this Work Order; and (ii) agree to negotiate in good faith any additional agreements or terms which may be required in order to comply with such laws or that Citi may require in order to comply with such laws or its internal Policies and Procedures.

8.14	Non Disclosure Agreement: If during the performance of its Services hereunder, TRX must enter into a Non Disclosure Agreement with a subcontractor, processor, or other party to whom Confidential Information must be disclosed, Provider shall enter into a Non Disclosure Agreement the terms of which shall not materially differ from (Exhibit I, Schedule 2 of the Master Services Agreement).

8.15	Termination: Upon termination of the Work Order by completion of the Deliverables or as otherwise provided under this Agreement, TRX acknowledges that Citi shall have no affirmative obligation to enter into additional Work Orders with TRX or proceed with the additional phases of this project. Either party shall have the right to terminate this Work Order in whole or in part at any time upon ninety (90) days notice specifying the extent to which the Work Order is terminated. In the event Citi pursuant to Section 2 of the Agreement terminates this Work Order or the Master Agreement for any reason other than Provider’s material breach or as otherwise set forth in the Master Agreement or an amendment thereto, Citi’s reimbursement for costs incurred by Provider with respect to this Work Order shall not exceed two hundred thousand ($200,000.00) dollars except when Citi terminates either this Work Order or the Master Agreement for convenience during the initial three (3) year term of this Work Order, in which case the provisions of Schedule 2, Termination, shall govern.

8.16	Limitation of Liability: SECTION 9 OF THE MASTER AGREEMENT SHALL APPLY IN ALL RESPECTS EXCEPT THAT THERE SHALL BE A LIMITATION ON CLAIMS FOR DIRECT DAMAGES WHICH SHALL BE THE FEES PAID BY CITI TO PROVIDER OVER THE TERM OF THIS WORK ORDER EXCEPT WHERE A CLAIM FOR SUCH DAMAGES ARISES

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DURING THE FIRST SIX (6) MONTHS OF THE WORK ORDER IN WHICH EVENT SUCH CLAIM SHALL BE LIMITED TO THE GREATER OF FEES PAID OR SEVEN HUNDRED AND FIFTY THOUSAND ($750,000.00) DOLLARS..

8.17	Right to Audit: Citi retains the right to audit Provider as set forth in Amendment #1 to the Agreement

8.18	Project Manager: Citi retains the right to request a change in the TRX project management staff associated with this project. This change would be at Citi’s own discretion and can occur at any point during the life of the TRX-Citi relationship.

The following individuals shall serve as Project managers for the Parties:

Susan Hopley TRX Data Services, Inc. 8405 Greensboro Drive, Suite 140 McLean, Virginia 22102		Denise Di Matteo Citibank N.A 111 Wall St. New York, NY 10043

TRX Data Services, Inc.		Citicorp North America, Inc.

By:	/s/ Susan R. Hopley	By:	/s/ John Wizeman
Print Name:	SUSAN R. HOPLEY	Print Name:	John Wizeman
Title:	EVP/GM	Title:	Managing Director
Date:	Dec 16 ’02	Date:	Jan 10, 2003

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Schedule 2

PRICING

FOR ONGOING

TRX GLOBAL DATA SERVICES

Definitions:

“Additional Transactions” shall mean the number of Transactions which exceed the Guaranteed Transaction Level.

“Amount per Transaction” shall mean the charge per Transaction for each Additional Transaction.

“Base Transaction Pricing” or “Base Amount” shall mean the fee charged for the processing of a Transaction up to and including the Guaranteed Transaction Level.

“Guaranteed Transaction Level” shall mean the minimum number of Transactions which Citi will provide to Provider each year for three years for processing consistent with the terms of this Work Order.

“Transaction” shall mean the processing of data received in a file input that for the purchase of goods or services, the reversal of such a purchase (purchase credit), or a payment (credit) made in connection with such purchases as it is included in the EDW.

Invoicing

1)	TRX will present Citi with an itemized invoice * for the Guaranteed Transaction Level to be performed in that * (i.e. invoices will be submitted on the first of * for services to be performed in the * . At the beginning of each month, TRX will submit Citi with a separate itemized invoice for the preceding month’s transactions in excess of the Guaranteed Transaction Level and such additional services as may be agreed to by the parties consistent with the terms of this Work Order.

2)	The Phase 1 enhanced Data shall be * invoiced upon initiation of this Work Order, and * invoiced upon the completion and acceptance of each of the * Data sources.

3)	Transactions received and processed by TRX beginning 19 August 2002 shall be subject to the Year One Base Transaction Pricing.

4)	Any items invoiced on an hourly basis shall be billed to the nearest quarter-hour, rounded up or down accordingly.

Payment Terms

Invoices will be paid with terms     *     as of the receipt date. Amounts due and not paid within 60 days shall bear interest at 16%. TRX has the right to suspend the Services for non-payment of overdue amounts upon sixty (60) days written notice with the exception of those amounts which are in dispute pursuant to Section 3B of the Agreement.

Termination

If Citi terminates this Work Order for convenience, pursuant to Section 2 B of the Agreement, and such termination is effective prior to the expiration of the three-year term as set forth in the Work Order, a termination fee will be assessed and will be calculated as follows:

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i)	Base termination fee of * , plus either

a)    *     if terminated within six (6) months of the effective date of the Work Order; or

b) the lesser of     *     multiplied by the number of remaining months, if terminated more than six (6) months after the effective date of the Work Order.

This provision shall not apply where Citi terminates pursuant for Provider’s failure to provide and implement the Resolution and Security Findings in Section 4.2. of this Work Order, for breach pursuant to Section 2C of the Amendment and for Provider’s failure to implement the Disaster Recovery Plan.

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Base Transaction Pricing

The transactional-based Tables (1-2) below sets forth the pricing for the Transactions provided by Citi to Provider for its services rendered pursuant to the terms of this Work Order. The base transaction fee includes the continuation of the three input feeds     *    , and the two output formats,     *    , prepared under the Pilot Work Order.

Tables 1 and 2 below present the base transactional pricing for year one and years two and three respectively.

Table 1: Year One Monthly Transactions including COB

Guaranteed Transactions	Base Amount
*	*
Additional Transactions	Amount per Transaction
*	*

Table 2: Years Two & Three Monthly Transactions including COB

Guaranteed Transactions	Base Amount
*	*
Additional Transactions	Amount per Transaction
*	*

Piece Work and Hourly Items Pricing

Table 3 lists those items subject to piecework or an hourly fee. Rates listed in Table 3 are subject to an annual price increase at the lesser of     *     per year or the percent change in the Consumer Price Index. “Consumer Price Index” shall mean the percentage change in the Consumer Price Index for Urban Consumers (CPI-U), U.S. City Average, All Items, Index Base Period 1982-84=100, Not Seasonally Adjusted, as reported by the U.S. Department of Labor, Bureau of Labor Statistics, for the twelve (12) month period immediately preceding the effective date of any annual price increase

Table 3: Year One

Item	Basis	Fee
Input(s) implementation (includes input file translation mapping software development, testing and certification, and annual maintenance)	Negotiated per instance	*

Output(s) implementation (includes output file translation	Negotiated per instance	*

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software development, testing and certification, and annual maintenance)

File re-creation and manual transmission when requested by Citi	Hourly	*

Electronic delivery if an individual Citi Client file	Per file per occurrence	*

Output administrative set-up for a new file delivery request with an existing file design layout	Hourly (approx. Set up time is 30 minutes per client)	*

Business Requirements/Consulting and Modifications to Inputs or Outputs beyond standard maintenance but not requiring a new Development effort	Hourly	*

Internet Based Electronic Output to non-Citi	Per file per occurrence	*

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Phase 1 Enhanced Data Pricing

1. TRX will develop and provide the capability for transaction Data enhancement and storage within the Data warehouse of the enhanced Data as reported to TRX from sources including, but not limited to, airlines, hotels, car rental companies, travel agencies and reservation systems.

2. Phase 1 will utilize the inputs from ten Distinct Data Sources to be identified by Citi. (A Distinct Data source is hereinafter defined as a single physical source and/or format of Data, that includes any entity that offers a single consolidated Data stream for its members.)

3. Phase 1 will be completed     *     days after the     *     file import is certified by Citi.

4. TRX will provide monthly measurements of Data enhancement, which will include number of transactions enhanced, level of enhancement, percentages of transactions enhanced and other metrics as requested by Citi.

5. The fixed priced for Phase 1 shall be     *    .

6. Using the information gathered under Phase 1 and, in particular, under point 3 above, Citi and TRX shall agree on an on going pricing prior to the completion of Phase 1. The on-going pricing shall not exceed:

a.	An implementation fee of * per Data source.

b.	Recurring monthly fees per feed of * .

c.	A transaction charge of * per successfully enhanced transaction.

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Addendum to Master Services Agreement between TRX and Citibank

N.A., having an effective date of February 1, 2002.

EXHIBIT VI	WORK ORDER for - TRX DATATRAX Ad-Hoc Reporting of the Citi Global Data Repository (GDR)

Schedule 1	DATATRAX Reporting Parameters
Schedule 2	DATATRAX Reporting Pricing Schedule

Schedule 1

DATATRAX Reporting Parameters

1.0	SCOPE.

This WORK ORDER is entered into by and between TRX Data Services Inc., having a place of business at 8405 Greensboro Drive, Suite 140, McLean, Virginia 22102 (“PROVIDER”) and Citicorp North America, Inc. having offices at 750 Washington Boulevard, Stamford, Connecticut (“Citi”).

This WORK ORDER is issued pursuant to the Master Services Agreement effective February 1, 2002, and any amendments thereto, (the “Agreement”) made by and between TRX Data Services, Inc. and Citibank N.A., on behalf of its e-Business unit (“Citi”), which is incorporated herein by reference. Any term not otherwise defined in this WORK ORDER shall have the same meaning ascribed to it in the Agreement.

This document identifies the deliverables and the services to be offered by PROVIDER to Citi in order to meet the requirements to support the on line reporting of the Global Data Repository (GDR) with the TRX DATATRAX application. The Effective Date of this WORK ORDER shall be July 1, 2003 and continue through January 2006 which is the termination of the current Global Data Services (GDS) contract. After January 1, 2004, termination based on convenience requires 150 days prior notice, in which case no termination fees will be incurred. Prior to January 1, 2004, termination will only be for cause.

2.0	PURPOSE FOR THE WORK ORDER.

In addition to the services and file delivery already being offered to Citi as part of the Global Data Services (GDS) project and the Global Data Repository (GDR), Citi will contract with PROVIDER to provide online ad-hoc reporting functionality utilizing TRX’s existing DATATRAX reporting tool.

3.0	RELATED DOCUMENTS.

The Citi requirements contained in the documents identified below shall be incorporated into the Deliverables under this WORK ORDER.

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•	* 2000-69adhoc.doc - Ad Hoc Reporting Phase 2

•	* 2000-68v12a.doc - Reports Scheduler

•	Metrics Database * 12-26-01 .doc - Product Metrics Database

•	Information Security Documentation

•	Citi Branding Requirements.doc

•	Citi Single Sign-on Requirements.doc

•	Ad-hoc Migration Plan.xls

4.0	DEFINITIONS.

•	Data: shall mean all information whether or not confidential information stored in or processed by software or systems by or on behalf of Citi or any customers, vendors, or Affiliates of Citi, and any information derived therefrom including Data stored or processed by PROVIDER’S system(s).

•	Data Elements: shall mean all associated components of a commercial card transaction and supplemental components that may be added.

•	The System: as defined in this WORK ORDER is the DATATRAX Internet facing application hosted in a secure data center owned and managed by PROVIDER, which shall include but is not limited to all hardware, software, and secure network communications.

•	Concurrency: the number of users simultaneously running a query or report that access either the database or cached data.

•	Sandbox: The logical organization of data fields available to be used in the generation of an ad hoc report and graphically represented to the user through the web interface.

5.0	SERVICE DELIVERABLES.

PROVIDER will be commissioned to provide services as they relate to the management, programming, support and integration of the DATATRAX reporting tool with the GDR. All deliverables described herein are the responsibility of PROVIDER unless otherwise noted. Further, all parties understand such deliverables are to be compliant with all Citi Policies and Procedures.

6.0	REQUIREMENTS.

6.1	Limited Rollout

6.1.1	Environment

6.1.1.1	Provide a * production processing environment with maintenance scheduled only between *

6.1.1.2	Provide the capability to restore to existing service levels within * of outage.

6.1.1.3	Ensure a User Acceptance Testing (UAT) environment exists to support a UAT test cycle and supporting fixes found in that test

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cycle. The UAT environment must contain at least the same functionality as that found in production, and must be available at     *     , during active release testing periods; or as otherwise agreed to between the parties. UAT environment will have full data access and full security.

6.1.2	Plan

6.1.2.1	The purpose of the limited rollout is to establish the availability of a production level system with a limited number of users, to familiarize clients and Citi with the new DATATRAX reporting tool, and demonstrate the PROVIDER’S ability to provide services in support of the tool.

6.1.2.2	Complete the setup of the application and basic system functionality in a production quality environment, as described herein, within * calendar days of executing this WORK ORDER.

6.1.2.3	Term of Limited Rollout targeted for a period of * calendar days from time of first access.

6.1.2.4	The Acceptance criteria will be jointly agreed to by Citi and PROVIDER.

6.1.3	Process

6.1.3.1	Support for up to * all of which will be selected by Citi. All pilot clients will require transaction data in the global data repository.

6.1.3.2	Support the migration of * of historical transaction data for all identified clients with ongoing updates thereafter. Citi may elect, at its discretion, to provide less data.

6.1.3.3	Provide for the access of a maximum of * users for use by Citi and its clients. The system should be capable of supporting a minimum of * users during Limited Rollout.

6.1.3.4	Provide a designated Project Manager for Citi personnel, as needed with regular status update and issue resolution calls. Pursuant to this, PROVIDER is to provide contact information and support procedures in writing.

6.1.3.5	PROVIDER will plan and support a Citi sponsored systems stress test within * of the execution of this WORK ORDER and act on findings thereafter.

6.1.3.6	Ensure a defined escalation process and business continuity strategy is in place to support any production issues.

6.1.3.7	Provide audit tracking, logging, metrics and reporting on intrusion attempts, failed log in attempts, password changes and dormant user ID’S.

6.1.4	Application

6.1.4.1	Provide full feature functionality of DATATRAX.

6.1.4.2	Provide Citi advance notice of at least * days of all major

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application upgrades to ensure joint testing in the UAT environment and Citi acceptance as appropriate. Additionally, advise Citi of any change to the production environment.

6.1.4.3	Ensure that all data elements within the Global Data Repository (GDR) are available inclusive of those which may be newly defined and imported from Citi’s current ad hoc data base. All fields should be defined in sandboxes that will be defined jointly by PROVIDER and Citi.

6.1.4.4	*

6.1.4.5	*

6.1.4.6	*

*

*

6.1.4.7	Provide support and integration for Citibank single sign on initiatives.

6.1.4.8	Ensure a functioning report scheduler is in place with demonstrated results.

6.1.4.9	Provide the ability to perform the following minimal operations on the data: *

6.1.5	Compliance

6.1.5.1	PROVIDER shall comply with all Citigroup Policies as set forth in the Master Agreement, any Amendment thereto, as well as any updates or additional policies or procedures under this Work Order which are provided in writing to PROVIDER by the Project Manager.

6.1.5.2	PROVIDER to supply required supporting documentation as may be requested, e.g., draft user guide, explanation of data sandboxes, architectural, networking topology, user class list, etc.

6.1.5.3	Provider to comply with all Citi requirements provided during the term of this SOW related to * PROVIDER shall comply with any export compliance requirements that may be necessary to deliver this functionality globally.

6.1.5.4	Provider to ensure that any URL addresses are compliant with all

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Citi specifications in preparation for and related to the Citi single sign-on.

6.2	Full Migration and Rollout

It is understood that all deliverables identified during Limited Rollout phase carry forward. In addition, the following deliverables have been identified:

6.2.1	Plan

6.2.1.1	Production system supporting the Citi migration and growth plan with a COB environment available * after the execution of this WORK ORDER.

6.2.2	Process

6.2.2.1	Ensure that all data elements contained within the Global Data Repository (GDR) are available inclusive of those which may be newly defined and imported from Citi’s current ad hoc data base.

6.2.2.2	Provide web enabled Citi customer service access for password administration and password maintenance.

6.2.2.3	PROVIDER to plan for and support a Citi sponsored systems stress test and provide an environment that can support a scale of up to *

6.2.3	Application

*

All days are shown as delivery in calendar days after execution of WORK ORDER or until final requirements are received at the PROVIDER.

*

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6.2.4	Compliance

6.2.4.1	Complete the User Interface (Ul) as full compliance with any Citi, * any other requirements which may be required in order to comply with any applicable laws or regulations.

6.2.4.2	Provide ability to demonstrate all High and Medium Risk Citi security requirements are completed and lesser Ethical Hack findings are committed to be resolved. This includes full segregation of all Citi related hardware and applications from other clients of the PROVIDER.

6.2.4.3	Support auditing requirements/audit trails as defined by Citi policies and procedures.

6.2.5	Customer Support Roles and Responsibilities

6.2.5.1	*

6.2.5.2	TRX will provide client/user/profile setup and maintenance for Citi customers.

*

7.0	ADDITIONAL TERMS (SUBJECT TO FURTHER REVIEW).

7.1	Term:

The term of this WORK ORDER is from the execution of this WORK ORDER through January 12, 2006.

7.2	Additional Service and Deliverable Warranty:

In addition to the warranties set forth in Section 7 of the Master Services agreement, PROVIDER warrants for the purposes of this WORK ORDER (i) that all deliverables shall be prepared and services rendered in a workmanlike manner with professional diligence and skill, and (ii) that all deliverables and services will function with the systems for which they are designed or as specified in the Citi Requirements or the requirements of this WORK ORDER, and (iii) that the deliverables conform to the specifications and function including those of Citi’s vendors as are set forth in this WORK ORDER and Citi

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Requirements. The warranty period for deliverables shall extend for a period of three year from the date of the acceptance of the deliverables by Citi.

7.3	Performance: Work in Progress

7.3.1	Production Environment

*

*

7.3.2	Performance and capacity requirements are:

7.3.2.1	The user query response time and browser screen transition time must satisfy the constraints defined in the following section.

*

*

7.3.3	Load and Response Time Requirements:

7.3.3.1	The average duration of a user session is * . The system must be able to support the indicated *

7.3.3.2	*

*

*

*

7.4	Disaster Recovery Plan:

Throughout the term of the Services provided under this Work Order, PROVIDER shall maintain the Disaster Recovery Plan (dated     *     days after acceptance of this WORK ORDER) and any updates thereto, previously supplied to Citi pursuant to this Master Agreement. 6.5 PROVIDER Responsibilities:

PROVIDER shall be responsible for providing, maintaining, and supporting at its expense all systems, programs, telecommunication lines and other equipment used to provide the DP services. PROVIDER shall provide Citi, its designated affiliates and subcontractors access to its database for the purposes of transmission and receipt of the date in connection with the services provided hereunder.

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7.5	Ownership:

Section 6 of the Master Agreement shall apply with respect to the ownership rights of the parties in Technology and Data. Citi Technology shall include all database management designs, layouts, and requirements submitted to PROVIDER for the purposes of the performance of the services under the Master Agreement and WORK ORDERs. PROVIDER may not use Citi technology related to the database for any purpose other than the provision of services to Citi.

7.6	Subcontractors:

PROVIDER shall not subcontract any of its responsibilities for providing the services hereunder to any third party without the prior written consent of Citi which consent shall not be unreasonably withheld. PROVIDER remains responsible for all services provided under this WORK ORDER regardless of whether such services are provided by PROVIDER or through a third party subcontractor.

7.7	License granted by PROVIDER:

During the performance of this WORK ORDER, PROVIDER shall provide Citi with a license to use the PROVIDER technology associated with the deliverables and services.

7.8	License granted by Citi:

Citi grants to PROVIDER a non-exclusive, non-transferable, limited license to use the CCF and such other Citi Technology without the right to sublicense solely for the purposes of performing the Services and creating the Deliverables under the terms of this WORK ORDER. PROVIDER acknowledges that the CCF and Citi Technology and their sequence, structure and organization are proprietary to Citi and that Citi retains exclusive ownership of the CCF and Citi Technology. PROVIDER hereby agrees to take commercially reasonable measures to protect Citi’s rights in the CCF and the Citi Technology. Except as otherwise provided in this WORK ORDER, PROVIDER shall not (i) itself, or through an Affiliate or third party, reproduce, copy, modify, translate, disassemble, reverse engineer, or otherwise attempt, or permit others to attempt to discover the source code for the CCF and Citi Technology, in whole or in part, or (ii) create derivative software or software programs based upon the CCF or Citi Technology, or (iii) lease, lend or otherwise provide the use of the CCF or Citi Technology to a third party or service bureau without the written consent of Citi. This license shall terminate upon the earlier of the termination of the WORK ORDER or Citi’s Acceptance of the Deliverables. Upon the termination of the license granted in this subsection, PROVIDER shall immediately return all materials, documents, and Citi Technology related to CCF in its possession.

7.9	General Knowledge:

Each party shall be entitled to use, disclose, and otherwise employ general

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knowledge, ideas, know-how, skills, or techniques acquired by employees of the parties during the performance of their obligations under the WORK ORDER. Provided however, the permitted use shall not include information in tangible form (i.e. written or other documentary form, including tape or disk). In no event may such use of general knowledge include the use of a party’s Confidential Information, which shall be treated in accordance with the terms of Section 8 of the Agreement. Citi’s CCF and related Citi Technology and PROVIDER’S Technology is excluded from General Knowledge.

7.10	Information Security:

    *

7.11	Compliance with Laws of Other Jurisdictions:

In addition to the compliance with Section 13 A of the Agreement, PROVIDER agrees to comply with (i) the laws and regulations of any state or country exercising control or jurisdiction over the Data processed, stored, or transmitted by PROVIDER in providing its Services under this WORK ORDER; and (ii) agree to negotiate in good faith any additional agreements or terms which may be required in order to comply with such laws or that Citi may require in order to comply with such laws or its internal Policies and Procedures.

7.12	Non Disclosure Agreement:

If during the performance of its Services hereunder, PROVIDER must enter into a Non Disclosure Agreement with a subcontractor, processor, or other party to whom Confidential Information must be disclosed, PROVIDER shall enter into a Non Disclosure Agreement the terms of which shall not materially differ from (Exhibit I, Schedule 2 of the Master Services Agreement).

7.13	Termination:

Upon termination of the WORK ORDER by completion of the Deliverables or as otherwise provided under this Agreement, PROVIDER acknowledges that Citi shall have no affirmative obligation to enter into additional WORK ORDERs with

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PROVIDER or proceed with the additional phases of this project. As of January 1, 2004 Notwithstanding any terms in the Master Agreement, and Amendment No. 1 thereto, Citi shall have the right to terminate all or part of this Work Order for its convenience at any time upon 150 days written notice to PROVIDER. Prior to January 1, 2004, notice for termination may only be for cause. If terminated for convenience, Citi agrees to pay PROVIDER for all costs incurred by PROVIDER for performance under the terminated Work Order up to the effective date of termination at the agreed upon rates and expenses as set forth in this applicable Work Order Acceptance Criteria.

7.14	Acceptance Criteria:

Acceptance of the Deliverables under the Work Order is based on the delivery by PROVIDER and Acceptance by Citi of the identifiable Deliverables set forth in this Work Order and as requested by Citi. Citi will test the Detiverables in each of the Phases, and also test the integrated Deliverable at the end of Phase 2 in a Final Integrated Acceptance Test. Acceptance tests will be conducted by (Citi with assistance from PROVIDER) as needed. If a Deliverable is rejected by Citi, PROVIDER shall fix the Deliverable within a timeframe that is mutually agreed upon and commensurate with the level of risk posed to Citi by the failure to deliver. If PROVIDER cannot fix the Deliverable, or Citi determines that it is incapable of repair within a reasonable period of time, Citi, shall be entitled to a refund of all monies paid for the rejected Deliverable. If Citi rejects the Deliverable in the Final Integration Test, PROVIDER shall fix the Deliverable within a timeframe that is mutually agreed upon and commensurate with the level of risk posed by failure to delivery at the projected time. If PROVIDER cannot fix the Deliverable, or Citi determines that it is incapable of repair within a reasonable period of time, Citi, shall be entitled to a refund of all monies paid under Phase 1 and Phase 2 for the rejected Deliverable. This remedy is in addition to any remedy Citi may have under the Master Agreement.

7.15	Limitation of Liability:

SECTION 9 OF THE MASTER AGREEMENT SHALL APPLY IN ALL RESPECTS EXCEPT THAT THERE SHALL BE A LIMITATON ON CLAIMS FOR DIRECT DAMAGES IN WHICH EVENT SUCH CLAIM SHALL BE LIMITED TO THE ANNUAL VALUE OF THE AD HOC REPORTING TOOL FOR THE YEAR IN WHICH THE CLAIM AROSE.

7.16	Right to Audit:

Citi retains the right to audit PROVIDER as set forth in Amendment #1 to the Agreement within the Master Services Agreement.

7.17	Escrow:

PROVIDER agrees to keep and maintain current in Escrow the source code for DATATRAX consistent with the Escrow terms of the Master Services Agreement

7.18	Project Manager

Citi retains the right to request a change in the PROVIDER project management staff associated with this project. This change would be at Citi’s own discretion and can occur at any point during the life of the PROVIDER-Citi relationship.

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The following individuals shall serve as Project managers for the Parties:

John Reinertsen	Denise Raymond
TRX Data Services, Inc.	Citibank N.A
8405 Greensboro Drive, Suite 140	111 Wall St.
McLean, Virginia 22102	New York, NY 10043

TRX Data Services, Inc.		Citicorp North America, Inc.

By:	/s/ Christopher M. Britten	By:	/s/ John Wizeman
Print Name:	Christopher M. Britten	Print Name:	John Wizeman
Title:	VP	Title:	Managing Director
Date:	16 - Jul - 03	Date:	7/15/03

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DRAFT v2.. 4

Schedule 2

DATATRAX Reporting Pricing Schedule

Definitions

“GDS Work Order” shall mean Exhibit V “Work Order for Ongoing TRX Global Data Services”

“Additional Transactions” as defined in Schedule II of the GDS Work Order

“Amount per Transaction” as defined in Schedule II of the GDS Work Order

“Base Transaction Pricing” or “Base Amount” as defined in Schedule II of the GDS Work Order

“Guaranteed Transaction Level” as defined in Schedule II of the GDS Work Order

“Transaction” as defined in Schedule II of the GDS Work Order

“Additional Services” shall mean any incremental enhancements, work orders, support, or similar piecework that are not expressly described in this Work Order.

Invoicing

1.	TRX will present Citi with an itemized invoice * for the Guaranteed Transaction Level to be performed in that * (i.e. invoices will be submitted on the first of * for services to be performed in the * ). At the beginning of each month, TRX will present Citi with a separate itemized invoice for the preceding month’s transactions in excess of the Guaranteed Transaction Level and such additional services as may be agreed to by the parties consistent with the terms of this Work Order.

2.	Additional Services shall be * invoiced upon initiation of the specified and agreed work, and * invoiced upon completion.

3.	Historical Transactions received carrying a transaction date that precedes the current month shall not be subject to the transaction pricing described in this Work Order. These transactions will still be subject to the pricing described in the GDS SOW.

4.	Any items invoiced on an hourly basis shall be billed to the nearest quarter-hour, rounded up or down accordingly.

Payment Terms

Invoices will be paid with terms of     *     date. Amounts due and not paid within     *     shall bear interest at     *    . TRX has the right to suspend the Services for non-payment of overdue amounts upon sixty (60) days written notice with the exception of those amounts which are in dispute pursuant to Section 3B of the Agreement.

Termination

After January 1, 2004 Citi may provide written notice to terminate this Work Order in 150 days for convenience, pursuant to Section 7.13 of this Work Order, and such termination is effective prior to the expiration of the term of this Work Order, no termination fees will be assessed beyond those specified in the GDS Work Order.

CONFIDENTIAL USE & Copyright (eBusiness / Commercial Cards) All Rights Reserved

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DRAFT v2.. 4

Transaction Pricing

The transactional-based Table (1) below sets forth the additional pricing for the GDS Transactions provided by Citi to Provider for its services rendered pursuant to the terms of this Work Order. Table (1) covers the duration of services provided from July 1, 2003 through December 31, 2003.

Table 1: Monthly Transactions

Guaranteed Transactions	Base Amount
*	*

Additional Transactions	Amount per Transaction
*	*
*	*
*	*
*	*

The transactional-based Table (2) below sets forth the additional pricing for the GDS Transactions provided by Citi to Provider for its services rendered pursuant to the terms of this Work Order. Table (2) covers the duration of services provided from January 1, 2004 through January 12, 2006.

Table 2: Monthly Transactions

Guaranteed Transactions	Base Amount
*	*

Additional Transactions	Amount per Transaction
*	*
*	*
*	*
*	*

Additional Services Pricing

Table 3 lists examples of Additional Services, which consist of any work whose scope is not expressly described in this Work Order. Rates listed in Table 3 are subject to an annual price increase at the lesser of     *     year or the percent change in the Consumer Price Index. “Consumer Price Index” shall mean the percentage change in the Consumer Price Index for Urban Consumers (CPI-U), U.S. City Average, All Items, Index Base Period 1982-84=100, Not Seasonally Adjusted, as reported by the U.S. Department of Labor, Bureau of Labor Statistics, for the twelve (12) month period immediately preceding the effective date of any annual price increase.

Table 3: Year One

Item	Basis	Fee
Report and query development	Hourly	*

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DRAFT v2.. 4

*

CONFIDENTIAL USE & Copyright (eBusiness / Commercial Cards) All Rights Reserved

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EXHIBIT VII

AMENDMENT

TO THE

WORK ORDER FOR TRX DATATRAX AD-HOC REPORTING OF THE CITI

GLOBAL DATA REPOSITORY

BETWEEN

CITICORP NORTH AMERICA, INC. (“Customer”)

AND

TRX DATA SERVICES, INC. (“Provider”)

Purpose. Customer and Provider previously entered in to an EXHIBIT VI, the Work Order for TRX Datatrax Ad-Hoc Reporting of the Citi Global Data Repository, effective July 1, 2003 (the “Ad Hoc Work Order”). The Customer seeks to enhance the Ad Hoc Work Order by this request for Additional Services as provided for in Exhibit VI. The Provider has agreed to provide the Additional Services. This Agreement sets forth the mutual agreement between the parties for the Additional Services and amends EXHIBIT VI as follows:

1. Pursuant to Schedule 1, of Exhibit VI, the following changes shall be made:

Section 4.0, Definitions, the following language shall be added:

Data: shall mean all information whether or not Confidential Information stored in or processed by software or systems or on behalf of Citi and its Affiliates, or any customers, vendors, or third party service providers of Citi and its Affiliates o, and any information derived therefrom including Data stored or processed by PROVIDER’S system(s).

Section 7.3.1.1., shall be deleted and the following inserted as the new Section 7.3.1.1:

Ensure the application is available 24/7 with downtime only during the agreed to maintenance period, which is     *    .

2. Pursuant to Schedule 2, of Exhibit VI, Customer requires Additional Services in order to accommodate user expansion. Therefore, the following Paragraph shall be added to the last paragraph in the Section entitled “Additional Services”:

PROVIDER shall enhance and increase the planned usage set forth in Section 6.2.2.3 of Schedule 1, and plan for and support a Citi sponsored systems stress test and provide an

* CONFIDENTIAL TREATMENT REQUESTED

environment that can support a scale of up to     *     concurrent users (based on an assumption of approximately     *     actual users with a     *     concurrency rate). All the terms of Schedule 1 shall be applicable to these Additional Services unless otherwise set forth in this Amendment. These Additional Services shall be provided by Provider to Customer for a fixed cost of     *    .

3. In Schedule 2, the Section entitled “Invoicing”, a new Section 5 shall be added and read as follows:

5) Fee for Additional Services, TRX will provide an initial invoice to Citi for the amount of     *     for the Additional Services payable pursuant to the Payment terms in Schedule 2. The remaining balance of     *     shall be included in and billed in incremental     *     transaction fees for the Period 1/1/05 through 1/12/06 (“The Third Period”) as set forth in Schedule 2.

4. In Schedule 2, the Section entitled “Transaction Pricing” shall be amended to read as follows:

a)	The last sentence of the second paragraph in Transaction Pricing shall now read:

Table (2) covers the duration of services provided from January 1, 2004 through December 31, 2004 (“The Second Period”).

b)	A new paragraph will be added after Table 2.

Transaction Payments for the Third Period (1/1/05 through 1/12/06).

The Transaction Payments for the Third Period shall be made as set forth in Table (3).

Table 3:     *     Transactions

Guaranteed Transactions	Base Amount
*	*
Additional Transactions	Amount per Transaction
*	*

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AMENDMENT

NUMBER 1

TO

THE MASTER AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

TRX DATA SERVICES, INC.

The Master Services Agreement (“Agreement”), effective as of February 1, 2002, by and between Citibank, NA. (“Citi”) and TRX Data Services, Inc. (“Provider”), in consideration of the mutual promises of the parties is hereby amended as follows:

1. The Preliminary Statement A shall be deleted and replaced with the following:

A. Citi wishes to procure the Services and Deliverables from Provider for the benefit of its e-Business unit and its Affiliates, for good and valuable consideration, as more fully described herein.

1. Section 2 shall be deleted and replaced with the following:

Term/Termination

A) This Agreement shall commence on the Effective Date, and shall continue in effect unless and until terminated in accordance with the terms hereof. In the event this Agreement is terminated prior to all Services being completed under any Work Order(s), the terms of this Agreement will continue to apply with respect to such on-going Work Order(s) until the completion thereof.

B) Citi shall have the right to terminate this Agreement and/or any Work Order(s) in whole or in part at any time upon ninety (90) days notice specifying the extent to which the Agreement and/or any Work Order(s) is (are) terminated. If terminated pursuant to this provision, Citi agrees to pay Provider for all costs incurred by Provider up to the effective date of termination at the agreed upon rates and expenses and limits set forth herein and in the applicable Work Order.

C) Either Party may, by written notice to the other, terminate this Agreement if the other Party is in material breach of this Agreement. The written notice required under this Section 2 shall specify the breach on which termination is based. Following receipt of such notice, the other Party shall have thirty (30) days to cure such breach, and the

Agreement shall terminate in the event such cure is not effected by the end of such period.

D) Provider acknowledges that, in order to expedite and secure regulatory approval for any Service provided by Provider or otherwise respond to recommendations of the Office of the Comptroller of the Currency and any other applicable Federal, state, or foreign banking agency, regulatory body, Commission, or Commissioner (each, an “Agency”) who regulates Citi, its Affiliates, the Services and its Provider, or the Data, Citi may determine, in its reasonable discretion, that Citi should perform or provide some or all of the Services internally (or through an Affiliate) rather than through a third-party provider. In the event Citi makes such a determination, Citi shall have the right to immediately terminate the Agreement; provided that Citi shall pay Provider within sixty (60) days of such termination for Services provided by Provider under this Agreement up to and including the effective date of the termination pursuant to this Section. Any termination pursuant to this Section 2 shall be subject to the transition obligations set forth in Section 2F of this Agreement.

E) Either Party, reserving all other rights available to it at law or in equity, subject to the terms of this Agreement, shall have the right to immediately terminate this Agreement, with respect to all or any portion of this Agreement, upon the occurrence of any one of the following: (a) the other Party becomes insolvent or admits in writing its inability to pay its debts as they mature; (b) any voluntary proceeding of the other Party under the bankruptcy laws or proceeding for the appointment of a trustee in bankruptcy for such Party, which proceeding is not dismissed or discharged within thirty (30) days thereafter, or the entry by such Party into an assignment for the benefit of such Party’s creditors; (c) liquidation, execution or seizure of substantially all of the assets of such Party, (d) corporate dissolution of such Party; or (e) with respect to Citi, (i) any quarterly, annual or other periodic report required to be filed by Provider with the Securities and Exchange Commission or other financial report or statement otherwise provided to Citi hereunder contains an auditors opinion that indicates substantial doubt about the Provider’s ability to continue as a going concern;.

F) If, in the event of termination of this Agreement for any reason, Citi chooses to continue with services that replace the Services or part thereof, itself, through an Affiliate or through a third-party provider other than Provider (a “Transition”), Citi may request an extension of this Agreement, and Provider shall continue to perform hereunder for a period of up to 180 days from the date Citi provides notice of termination to Provider (the “Transition Period”), provided that Citi compensates Provider for the reasonable costs of such Services as are mutually agreed upon by the parties in a detailed Transition Plan pursuant to the requirements set forth in this Section F, in order to allow the orderly migration and transition of the Services to Citi, its Affiliate and/or a third party designated by Citi; provided that if the Transition is not completed within the Transition Period, the Parties shall negotiate in good faith an extension of the Transition Period. Provider’s quality and performance during the Transition Period shall be at a level commensurate with its provision of the Services as required under this Agreement, and Provider shall continue to perform all of its obligations under this Agreement and provide

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the Services in accordance with the terms of this Agreement during any Transition Period; Provider shall, upon Citi’s request, provide reasonable assistance to Citi to complete any such Transition. “Reasonable assistance” shall include, as requested by Citi, and to the extent permitted under applicable law, any reasonable technical and training support required to complete the Transition in a smooth and orderly fashion and without interruption of the Services being provided to Citi, including, without limitation, assistance with transitioning and formatting data, revising and testing interfaces and training Citi, its Affiliate(s) and/or any third party designated by Citi to conduct the services to replace the Services. As soon as possible following the Effective Date, and in any event no later than ninety (90) days following the Effective Date of a new Work Order, the Parties shall agree to a reasonably detailed plan pursuant to which Provider shall provide Transition assistance when requested by Citi pursuant hereto, which such plan shall be attached hereto as a Schedule to this Amendment (the “Transition Schedule”), and may be updated or modified from time to time as mutually agreed in writing by the Parties. Provider shall provide Citi with the necessary reasonable resources as set forth in the Transaction Schedule incurred in connection with Provider’s provision of transition assistance hereunder.

G. Upon completion of any Project or upon any termination of this Agreement, Provider agrees that its employees, subcontractors and agents shall turn over to Citi the Work Product and Citi Confidential Information, as hereinafter defined, in their then current condition and shall return to Citi all documents, data and materials and copies thereof supplied to Provider in connection with this Agreement, provided, however, Provider may retain copies of such documents as it deems necessary to verify the nature and extent of the Services provided by it hereunder, and provided further that any such retained documents will remain subject to the confidentiality and non-disclosure provisions of this Agreement.

2. Section 6 Proprietary Rights, subsection A “definitions”, subsection (ii) shall be deleted and the following shall be added:

(ii) “Data” shall mean all information, whether or not Confidential Information, stored in or processed by software or systems by or on behalf of Citi and its Affiliates, or any customers, vendors, or third party service providers of Citi and its Affiliates, and any information derived therefrom including Data stored or processed by Provider’s system;

3. Section 6 Proprietary Rights, subsection B, “Citi’s Ownership Rights, subsection (ii) shall be deleted and subsection (iii) shall be renumbered subsection (ii).

4. Section 6 Proprietary Rights, subsection C, “Assignment of Rights to Data” shall be deleted and the following shall be added:

C. Control of Data/Assignment of Rights to Data

(i) Citi shall exercise sole and exclusive control over any and all Data provided to Provider or derived therefrom. Provider may use the Data solely for the purposes authorized by Citi or its designated Affiliates, in connection with the provision of the Services specified in a Work Order or as otherwise permitted by this Agreement.

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Provider may not use the Data for any other purpose. The Data shall be treated as Confidential Information, (ii) Provider hereby irrevocably grants, assigns and transfers to Citi and its Affiliates all rights and interest of any kind including any U.S. or foreign intellectual proprerty rights in the Data produced pursuant to this Work Order.

4. Section 11 shall be amended, and a new Subsection G shall be added:

“Upon request by Citi, Provider shall furnish to Citi a copy of Provider’s i) quarterly financial statements; and ii) an audited annual financial report commencing with the Effective Date of the Agreement.

5. Section 13 B shall be deleted and replaced with the following:

Export/Import. Provider hereby represents and warrants that it is, and will remain in compliance with the requirements of all applicable export and import laws and regulations, including but not limited to the U.S. Export Administration Regulations and International Traffic in Arms Regulations, and applicable directives and regulations, ordinances, or laws in the performance of Services under this Agreement. Such requirements include, but are not limited to, obtaining all required authorizations or licenses or otherwise complying with restrictions on regulatory authorizations for the export, or reexporti of any controlled item, product, article, commodity, software or technology. Without limiting the generality of the foregoing, Provider hereby represents and warrants that (i) it has not been, and is not currently, debarred, suspended or otherwise prohibited or restricted from exporting, reexporting, receiving, purchasing, processing or otherwise obtaining any item, product, article, commodity, software or technology regulated by any agency of the United States; and (ii) Provider will not export or reexport, directly or indirectly, any software or technology received from Citi or allow the direct product thereof to be exported or reexported, directly or indirectly, to (a) any country in Country Group E:2 of the Export Administration Regulations of the Department of Commerce (currently Libya and Cuba) or any other country subject to sanctions administered by the Office of Foreign Asssets Control (currently Iran, Iraq, Sudan, and Syria); or (b) any non-civil (i.e. military) end-users for any non-civil end-uses in any country in Country Group D:1 of the Export Administration Regulations (currently Albania, Armenia, Azerbaijan, Belarus, Bulgaria, China (PRC), Cambodia, Estonia, Georgia, Kazakhstan, North Korea, Kyrgystan, Laos, Latvia, Lithuania, Macau, Moldova, Mongolia; Romania, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam). Provider further agrees to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the U.S. Export Administration Regulations or other U.S. government agencies. It is understood that countries other than the U.S. may restrict the import or use of strong encryption products and may restrict exports, and Provider agrees that it shall be solely responsible for compliance with any such import or use restriction. Provider agrees to indemnify and hold Citi harmless from

4

any costs, penalties, or other losses caused by, or related to, any violation or breach of this provision. This provision shall survive any termination of this Agreement.

6. Section 15 shall be deleted and replaced with the following:

Publicity/ Use of Proprietary Marks

Provider agrees not to use the name, brand names, trademarks, or logos of Citi or any of its Affiliates as a reference or in any sales or marketing publication or advertisement including internal and external publications without the prior written consent of Citi. Provider also agrees not to make any public disclosure except as may be legally required, relating to this Agreement, or Citi or its Affiliates without obtaining the prior written consent of Citi.

7. The following Section will replace Section 19

Escrow

Provider agrees to keep and maintain current in escrow the source code for any Program licensed under this Agreement, or any code or design work that is necessary to maintenance, control, and processing of Citi Data as well as any enhancements, corrections, related documentation, updates, flow charts, schematics, data flows, and data structures, and including any compiler Programs (“Source Code”), and any other items (collectively “Materials”) which Citi may identify in a Work Order in a form (i) intelligible to trained programmers and capable of being translated into object code, and (ii) to enable a trained programmer through study of such documentation to maintain and/or modify the Licensed Program or code without undue experimentation. Provider will deliver the Materials to the third party designated below, or any successor thereof, who shall act as escrow agent (“Escrow Agent”). The Escrow Agent shall be paid by Citi and all invoices related to the Escrow shall be submitted to Citi. Provider shall verify the initial deposit to Citi as well as any subsequent deposits and updates, and provide additional Materials monitoring services requested by Citi. In the event that the Provider should be unable or unwilling to maintain the Material for any reason, including, but not limited to, suspension or discontinuance of business or unwillingness to support and maintain the Materials the Escrow Agent shall, upon demand by Citi, deliver a copy of the CD or other acceptable form containing the Materials to Citi. Title to the Materials placed in Escrow shall remain in Provider unless provided for otherwise in this Agreement. If Citi shall come into possession of the Materials in accordance with this Agreement, Citi shall thereafter have lie absolute right to modify the Materials to perform any function which Citi deems desirable to support Citi’s use in accordance with this Agreement. The Materials as so modified shall remain subject to the same restrictions on use, reproduction and disclosure as are contained in this Agreement with respect to the Materials. Citi shall have the right at any time to contact the Escrow Agent for purposes of confirming the existence of the Source Code, including any updates thereto and including inspection thereof, and for verification of the instructions to the

5

Escrow Agent contained in this paragraph. The parties shall enter into an Escrow Agreement within thirty (30) days of the execution of this Amendment and Work Order.

Escrow Agent:	DSI Technology Escrow Services
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
Phone: *
Fax: *

Client Contact: Yolanda Barnett
Phone: *
email: *

8. A new Section 20, Audit, shall be added as follows:

Audits

Subject to the terms contained in this Section 20, Citi or its Affiliate shall have the right to conduct internal and external audits of Provider and on-site quality assurance reviews (“Audits”) under this Agreement. Provider shall provide to the internal and external auditors and personnel of Citi and Citi’s Affiliates, and any examiners or agents from any regulatory body asserting jurisdiction over the business of Citi or any of Citi’s Affiliates (“Auditors”), all third party audit and examination reports prepared by regulatory examiners and independent public accountants of Citi, to the extent such reports are available to Provider, and shall grant such auditors, personnel, examiners and agents reasonable access to Provider (including, without limitation, to Provider’s records, systems, system architecture, controls, Data and Data Center Security access and maintenance, processes, policies and procedures) and to the data center from which Provider provides the Services for the purpose of performing audits or examinations of Provider or Provider’s Affiliates, including, without limitation, any Agency examination under 12 U.S.C. §1867(c). Provider shall cooperate and provide to such Auditors, personnel, examiners and agents, in a timely manner, all such assistance as they may reasonably require in connection with any such audit or examination. Any audit rights hereunder shall be subject to the following, except to the extent otherwise required or permitted under Applicable Law, or to ensure Citi’s, or their Affiliates’ compliance with applicable law. Citi shall pay for all reasonable costs incurred by Citi, any Affiliate in connection with any Audit conducted pursuant to this Section. Citi shall notify Provider, to the extent reasonably possible, in writing at least ten (10) business days prior to the commencement of any Audit to the extent known in advance by Citi; the Audit shall occur during normal business days and times of Provider, except where prior notice for the type of Audit in question requires otherwise; and Citi Affiliates, prior to engaging in any Audit hereunder, shall use reasonable efforts to first obtain any available information collected by Citi in its previous Audits), to the extent applicable. In the event any audit

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* CONFIDENTIAL TREATMENT REQUESTED

reveals deficiencies under this Agreement, Citi shall have a right to obtain applicable documentation regarding the resolution by Provider of any such deficiencies and shall have the right to inspect the operating practices, records and facilities of Provider, including the data center and any other processing facility, with regard to the resolution of such deficiencies.

9. The provisions of the original Section 19 of the Agreement shall become Section 23.

10. The provisions of the original Section 19: Sections titled “Force Majeure and Transition shall be deleted.

11. A new Section 21 shall be added and titled: “Force Majeure” and read as follows:

Force Majeure

For the purposes of this Agreement, “Force Majeure Event” shall include only any event, condition or circumstance set forth in the following sentence; provided that such event, condition or circumstance is beyond the control of the Party affected (the “Affected Party”) and that, despite all efforts of the Affected Party to prevent it or mitigate its effects, such event, condition or circumstance prevents the performance by such Affected Party of its obligations hereunder. Only the following events may be considered Force Majeure Events under this Agreement: (i) explosion and fire; (ii) flood, earthquake, storm or other natural calamity or act of God; (iii) strike or other labor dispute; (iv) war, insurrection, acts of terrorism or riot; (v) acts of, or failure to act, by any governmental authority; and (vi) changes in law.

Obligations Under Force Majeure

If an Affected Party is rendered unable, wholly or in part, by a Force Majeure Event, to carry out some or all of its obligations under this Agreement, then, during the continuance of such inability, the obligation of such Affected Party to perform the obligations so affected shall be suspended.

The Affected Party shall give written notice of the Force Majeure Event to the other Party (the “Unaffected Party”) as soon as practicable after such event occurs (but in no event more than five (5) days), which notice shall include information with respect to the nature, cause and date of commencement of the occurrence(s), and the anticipated scope and duration of the delay. Upon the conclusion of a Force Majeure Event, the Affected Party shall, as soon as possible, take all reasonably necessary steps to resume the obligation(s) previously suspended.

Notwithstanding the foregoing, an Affected Party shall not be excused under this Section 20 for (i) any non-performance of its obligations under this Agreement having a greater scope or longer period than is justified by the Force Majeure Event, or (ii) for the performance of obligations that arose prior to the Force Majeure Event. Nothing contained herein shall be construed as requiring an Affected Parry to settle any strike, lockout or other labor dispute in which it may be involved.

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Notwithstanding the foregoing, Provider’s performance of any of its obligations under this Agreement shall not be suspended or excused pursuant to this Section 21 unless Provider has, at all times during the term of this Agreement, maintained acceptable disaster recovery capabilities as required by Section 22 of this Agreement.

Extended Force Majeure. Either Party may terminate this Agreement upon thirty (30) days’ prior written notice to the other Party if a Force Majeure Event prevents the other Party from substantially performing its obligations hereunder for a cumulative period of thirty (30) days or more; provided that strikes or other labor disputes shall be disregarded in determining such cumulative period.

12. A new Section 22 shall be added as follows:

Disaster Recovery Plan

Throughout the Term of the Agreement and Work Order, Provider shall maintain a written disaster recovery plan (the “Disaster Recovery Plan”) and the capacity to execute such plan, which plan Provider shall provide to Citi for review and approval by Citi within ten (10) days of the Effective Date of this Agreement or as maybe specified within a particular Work Order, and which such plan shall at all times comply with Citi Information Security Office requirements made known to Provider and applicable law. Under no circumstances shall Provider be excused from implementing the Disaster Recovery Plan in the event of a disaster, except in circumstances of a Force Majeure Event making such implementation impossible. Citi may request additional changes or inclusions be made to the Disaster Recovery Plan as a result of the parties entering into new Work Orders.

On an annual basis, upon any material change to such Disaster Recovery Plan or as otherwise requested by Citi, Provider shall provide Citi with a copy of Provider’s most current Disaster Recovery Plan. No change to such Disaster Recovery Plan shall be implemented without Citi’s prior written approval. Provider shall conduct testing of the Disaster Recovery Plan not less frequently than annually (and in any event, upon any material change to the Disaster Recovery Plan) and shall promptly thereafter provide to Citi a detailed report regarding the Disaster Recovery Plan test results.

Upon the occurrence of any disaster requiring use of Provider’s Disaster Recovery Plan, Provider shall promptly notify Citi of same, and Provider shall provide to Citi, equal access as Provider’s other customers in the provision of the Services. If Citi reasonably determines that Provider has not or cannot put its Disaster Recovery Plan in place quickly enough to meet Citi’s needs or is otherwise unable to provide equal access to such products or services, in addition to providing Citi with a right of termination under Section 2, Provider shall promptly assist and support Citi in seeking such Services from an alternative source and provide transition assistance as described in Section 2 F.

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13. Section 22: Survival shall read as follows:

The provisions of this Agreement that by their nature and content are intended to survive the performance thereof, shall so survive the completion and termination of this Agreement. Without limiting the generality of the foregoing, Sections 6,7,8,9,12,13,15,16,18,19,20,21,22 and 23 of this Agreement shall so survive.

All other provisions of the Agreement remain unchanged and in full effect.

UNDERSTOOD AND AGREED:

CITIBANK, N.A.		TRX DATA SERVICES INC.

Signature:	/s/ John Wizeman	Signature:	/s/ Susan R. Hopley
Printed Name:	John Wizeman	Printed Name:	Susan R. Hopley
Title:	Managing Director	Title:	EVP/GM
Date:	Jan 10, 2003	Date:	Dec 16, 02

JOHN WIZEMAN, VP

Division Executive

Global Procurement Services

    *

    *

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* CONFIDENTIAL TREATMENT REQUESTED